Exhibit 10.38

[*] indicates that a confidential portion of the text of this agreement has been omitted.

ROYALTY PURCHASE AGREEMENT

Dated as of August 12, 2010

by and among

XOMA CDRA LLC,

XOMA (US) LLC,

XOMA LTD.,

AND

[*]

i

ii

SCHEDULES

Schedule 3.06	Litigation
Schedule 3.13	Seller’s Address and Identification Number
Schedule 5.05(a)	Liens on Patent Rights
Schedule 5.05(b)	Patent Rights
Schedule 5.05(e)	Disputes Involving Patent Rights
[*]

EXHIBITS

Exhibit A-1	Form of Bill of Sale
Exhibit B	Celltech License Agreement
Exhibit C	[*]
Exhibit D	Corporate Legal Opinion of Seller Counsel
Exhibit E	Intellectual Property Legal Opinion of Seller Counsel
Exhibit F	True Sale and Nonconsolidation Legal Opinion of Seller Counsel
Exhibit G	License Agreement

iii

ROYALTY PURCHASE AGREEMENT

This ROYALTY PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 12, 2010 (the “Effective Date”) by and among XOMA CDRA LLC, a Delaware limited liability company (“Seller”), XOMA Ltd., a Bermuda company, solely for the purposes of Article V, Article VII, Article VIII, Section 6.01(a), Section 6.02, Section 6.03, Section 6.04(a), Section 6.04(d), Section 6.04(g) and Section 6.06 and Section 6.07 (“XOMA”), XOMA (US) LLC, a Delaware limited liability company and the direct, 100% owner of Seller, solely for the purposes of Section 3.11(d), Section 3.11(i), Section 3.11(k), Section 6.01(a), Section 6.02, Section 6.03, Section 6.04(a), Section 6.04(d), Section 6.04(g), Section 6.06, Section 6.07, Article V, Article VII, and Article VIII (“Seller Parent”) and [*], a Delaware limited liability company (“Purchaser”).

WHEREAS, XOMA as successor-in-interest to XOMA Corporation, and UCB (as defined below), as successor-in-interest to Celltech Therapeutics Ltd., have entered into the License Agreement (as defined below);

WHEREAS, in connection with a transaction that XOMA Corporation effected in connection with its redomiciliation as XOMA, XOMA (a) has assigned and transferred all of its right, title and interest in, to and under the License Agreement to XOMA (Bermuda) Ltd., a Bermuda limited company (“XOMA Bermuda”), and (b) has transferred, conveyed, assigned and granted all of its right, title and interest in, to and under the Patent Rights to XOMA Technology Ltd., a Bermuda limited company (“XOMA Technology”), [*];

WHEREAS, XOMA Technology has transferred, conveyed, assigned and granted the unconditional and irrevocable right to grant a license with respect to the Patent Rights (as defined below) to third parties to XOMA Ireland Limited, an Irish limited company (“XOMA Ireland”);

WHEREAS, pursuant to the Payment Rights Acquisition Agreement, dated as of November 9, 2006, XOMA Bermuda has assigned and transferred all of its right, title and interest in and to any and all royalty payments relating to the Licensed Product (as defined below) under Article 3 of the License Agreement and any and all underpayments or unpaid amounts relating to such royalty payments to Seller Parent, [*];

WHEREAS, pursuant to the XOMA Contribution and Sale Agreement (as defined below), in exchange for the cash proceeds of the sale of the Purchased Interest (as defined below) pursuant to this Agreement and newly-issued equity of Seller:  (a) Seller Parent has sold, transferred, conveyed, assigned, contributed and granted to Seller all of its right, title and interest in, to and under the License Agreement to any and all royalty payments relating to the Licensed Product under Article 3 of the License Agreement and any and all underpayments or unpaid amounts relating to such royalty payments; (b) XOMA Bermuda has sold, transferred, conveyed, assigned, contributed and granted to Seller all of its right, title and interest in, to and under the License Agreement; (c) XOMA Ireland has sold, transferred, conveyed, assigned, contributed and granted to Seller the unconditional and irrevocable right to grant a license to UCB equivalent, in form and substance, to the License Agreement with respect to the Patent Rights  (the “Right to License”); and (d) XOMA Technology has sold, transferred, conveyed, assigned, contributed and granted to Seller all of its right, title and interest in and to any monetary damages or recoveries which XOMA Technology or any of its Affiliates (as defined below) is entitled to receive net of any expenses actually incurred by XOMA Technology (or such Affiliates) to pursue such damages or recoveries, in any infringement action to the extent such infringement is of any of the Patent Rights, [*];

WHEREAS, [*];

WHEREAS, upon and subject to the terms and conditions contained herein, Seller now desires to sell, assign, convey, transfer and grant to Purchaser, and Purchaser desires to purchase, acquire and accept from Seller, the Purchased Interest described herein, including all of Seller’s right, title and interest in, to and under the Royalty Payment described herein; and

WHEREAS, XOMA has agreed to provide the representations, warranties and covenants to Purchaser set forth in this Agreement, collectively, as a material inducement to Purchaser to enter into and consummate the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01  Definitions. The following terms, as used herein, shall have the following meanings:

“Additional Collateral” shall mean all of Seller’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired, wherever located:

(i)             the License Agreement, including all of Seller’s contract rights thereunder to receive the Royalty Payment and other monetary payments under the License Agreement and all of Seller’s contract rights thereunder to enforce the License Agreement directly against UCB (which, for the avoidance of doubt, shall not include any right to enforce, maintain or otherwise protect the Patent Rights);

(ii)            the Right to License, including all of Seller’s rights thereunder to receive payments, if any, arising from the license, if any, granted pursuant thereto and all of Seller’s rights thereunder to enforce the Right to License and the license, if any, granted pursuant thereto (which, for the avoidance of doubt, shall not include any right to enforce, maintain or otherwise protect the Patent Rights);

(iii)           all of Seller’s books and records relating to any and all of the foregoing;

(iv)           all Supporting Obligations (as such term is defined in the UCC) in respect of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(v)           all Proceeds (as such term is defined in the UCC) and products of and to any and all of the foregoing.

“Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person.  For purposes of this definition, “control” (or its derivatives) shall mean the possession, direct or indirect, of the power or ability to direct or cause the direction of the management or policies of a Person, whether through ownership of equity, voting securities or beneficial interest, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Bankruptcy Event” shall mean, with respect to any Person, the occurrence of any of the following:

(i)            such Person or any of its Subsidiaries shall commence any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or such Person or any of its Subsidiaries shall make a general assignment for the benefit of its creditors;

(ii)            there shall be commenced against such Person or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that remains undismissed or undischarged for a period of sixty (60) calendar days;

(iii)           there shall be commenced against such Person or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial portion of its assets,  which results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or satisfied pending appeal within forty-five (45) calendar days from the entry thereof; or

(iv)           such Person or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above.

“Bill of Sale” shall mean the bill of sale substantially in the form of Exhibit A.

“Business Day” shall mean any day other than a Saturday, a Sunday, any day that is a legal holiday under the laws of the State of New York or the State of California, or any day on which banking institutions located in the State of New York or the State of California are authorized or required by law or other governmental action to close.

“Celltech License Agreement” shall mean the Non-Exclusive License Agreement between XOMA Bermuda, as successor-in-interest to XOMA Corporation, and UCB, as successor-in-interest to Celltech Therapeutics Ltd., dated December 23, 1998, as may be amended, restated, supplemented or modified from time to time, attached hereto as Exhibit B.

“CIMZIA®” shall mean the pegylated anti-TNFalpha antibody fragment having the international nonproprietary name certolizumab pegol.

“Closing Payment” shall have the meaning set forth in Section 2.03.

“Collateral” shall mean the Additional Collateral and, in the event of a Recharacterization, the Purchased Interest.

“Confidential Information” shall mean, as it relates to any party (or its Affiliates) who provides information (the “Disclosing Party”) to the other party hereto (the “Receiving Party”), all information (whether written or oral, or in electronic or other form) furnished before or after the Effective Date concerning, or relating in any way, directly or indirectly, to the Disclosing Party or its Affiliates (including, in the case of Purchaser, any of its equityholders, debtholders, partners or members), and in the case of information provided by Seller or its Affiliates, relating to the Purchased Interest or any part thereof, the License Agreement or the Patent Rights, including:  (i) any license, sublicense, assignment, product development, royalty, sale, supply or other agreements (including the License Agreement) involving or relating in any way, directly or indirectly, to the Purchased Interest or any part thereof or the circumstances giving rise to the Purchased Interest or any part thereof, and including all terms and conditions thereof and the identities of the parties thereto; (ii) any reports, data, materials or other documents of any kind relating in any way, directly or indirectly, to this Disclosing Party or its Affiliates, the Purchased Interest or any part thereof or the circumstances giving rise to the Purchased Interest or any part thereof, and including reports, data, materials or other documents of any kind delivered pursuant to or under any of the agreements referred to in clause (i) above; and (iii) any inventions, devices, improvements, formulations, discoveries, compositions, ingredients, patents, patent applications, know-how, processes, trial results, research, developments or any other intellectual property, trade secrets or information involving or relating in any way, directly or indirectly, to the Patent Rights or any infringement thereof.  Notwithstanding the foregoing definition, “Confidential Information” shall not include information that is (v) independently developed or discovered by the Receiving Party without use of or access to any Confidential Information, as demonstrated by documentary evidence, (w) already in the public domain at the time the information is disclosed or has become part of the public domain after such disclosure through no breach of this Agreement, (x) lawfully obtainable from other sources, (y) required to be disclosed in any document to be filed with any Governmental Authority or (z) required to be disclosed by court or administrative order or under securities laws, rules and regulations applicable to any party hereto or pursuant to the rules and regulations of any stock exchange or stock market on which securities of Seller or its Affiliates or Purchaser or its Affiliates may be listed for trading.

“Defaulting Party” shall have the meaning set forth in Section 6.04(d).

“Discrepancy” shall have the meaning set forth in Section 2.02(b).

“Discrepancy Notice” shall have the meaning set forth in Section 6.05(b).

“Dispute” or “Disputes” shall have the meaning set forth in Section 5.05(e).

“Effective Date” shall have the meaning set forth in the preamble.

“Event of Default” shall mean each of the following events or occurrences, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been waived or remedied, as applicable:

(a)            failure of Seller or Seller Parent (or any of their respective Affiliates) to deliver to the Purchaser Account all Royalty Payments and all underpayments or unpaid amounts relating to such Royalty Payments received by either Seller or Seller Parent (or such Affiliates) on or after the Royalty Payment Commencement Date when required to be delivered by Seller to the Purchaser Account pursuant to this Agreement and such failure is not cured within thirty (30) days after written notice thereof is given to Seller by Purchaser;

(b)            failure of Seller or XOMA (or any of their respective Affiliates) to perform or comply with any material term or obligation under the License Agreement or any Transaction Document (whether or not pursuant to any direction from Purchaser), including any failure to make any payment hereunder or thereunder (other than any payment contemplated by clause (a) above) (determined in all cases hereunder as if the terms “material” or “Material Adverse Effect” were not included therein, except in the second instance in the penultimate sentence of, and in the ultimate sentence of, Section 5.05(d)), if, upon Purchaser providing Seller with written notice of such failure, Seller has not cured such failure within thirty (30) days after Seller’s receipt of such notice;

(c)            without limiting the generality of clause (b) above, the valid termination of the License Agreement by UCB pursuant to Section 9.3 (Termination for Cause) thereof;

(d)           any representation or warranty in this Agreement or in any other Transaction Document or in any written statement, report or certificate made or delivered to Purchaser by Seller (excluding any such written statement, report or certificate that is not made or deemed to be made by Seller but is required to be delivered by Seller pursuant to the Transaction Documents) is untrue or incorrect in any material respect (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein) as of the date when made or deemed made and, if the facts, events or circumstances that resulted in such representation or warranty being untrue or incorrect are capable of being cured or remedied such that such representation or warranty would thereafter be true and correct in all material respects (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein), such facts, events or circumstances are not cured or remedied within thirty (30) days after written notice thereof is given to Seller by Purchaser;

(e)            Seller, Seller Parent, XOMA Bermuda, XOMA Ireland, XOMA Technology or XOMA becomes subject to a Bankruptcy Event;

(f)            Purchaser shall fail to have a first-priority perfected security interest in any of the Collateral due to (i) any action by Seller or failure of Seller to perform an obligation required to be performed by it under any of the Transaction Documents or (ii) any other reason, if, in each case, within ten (10) days after Seller becomes aware (based on Seller’s Knowledge) of any failure of Purchaser to have a first-priority perfected security interest in any of the Collateral such first-priority perfected security interest is not restored;

(g)           in the event UCB terminates the License Agreement and Seller or XOMA Technology (or their respective Affiliates) subsequently is or may be entitled to receive monetary damages or recoveries from UCB from the infringement of any of the Patent Rights, (i) failure of Seller or XOMA Technology (or any such Affiliates) to use commercially reasonable efforts to pursue any and all such monetary damages or recoveries, which failure is not cured within thirty (30) days after written notice thereof is given to Seller by Purchaser, or (ii) failure of Seller or XOMA Technology (or their respective Affiliates) to promptly pay to the Purchaser Account, any and all such monetary damages or recoveries recovered by Seller or XOMA Technology (or such Affiliates), net of any expenses actually incurred by Seller, XOMA Technology (or such Affiliates) to pursue such damages or recoveries, which failure is not cured within thirty (30) days after written notice thereof is given to Seller by Purchaser; and

(h)           material breach by Seller of any license granted pursuant to the Right to License, which breach is not cured within thirty (30) days after written notice thereof is given to Seller by Purchaser.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.04.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and (b) the statements and pronouncements of the Financial Accounting Standards Board.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign).

“Information” shall have the meaning set forth in [*].

“Knowledge” shall mean, with respect to any XOMA Entity (as defined below), the knowledge of any of the Senior Management of XOMA, Seller Parent, XOMA Bermuda, XOMA Ireland, XOMA Technology, Seller or any of their respective Subsidiaries and any other individuals that have a similar position or have similar powers and duties as any such officers.  An individual will be deemed to have “knowledge” of a particular fact or other matter if (i) such individual has or at any time had actual knowledge of such fact or other matter or (ii) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of his responsibilities in his capacity as an officer of XOMA, Seller Parent, XOMA Bermuda, XOMA Ireland, XOMA Technology, Seller or any of their respective Subsidiaries, in his capacity in such similar position, in his capacity in having such similar powers and duties or otherwise after due inquiry in the ordinary course of his responsibilities and duties, including inquiring about such fact or other matter with any employee of XOMA, Seller Parent, XOMA Bermuda, XOMA Ireland, XOMA Technology, Seller or any of their respective Subsidiaries who reports directly to such individual and who (x) has responsibilities or (y) would reasonably be expected to have actual knowledge of circumstances or other information, in each case, that would reasonably be expected to be pertinent to such fact or other matter.  Notwithstanding anything in this definition to the contrary, Seller will be deemed to have knowledge of any fact or matter that is the subject of, or referred to within, any written notice Seller Parent (as predecessor-in-interest to Seller), XOMA Bermuda (as predecessor-in-interest to Seller), Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) or any of their respective Subsidiaries has received (whether in hard copy, digital or electronic format).

“License Agreement” shall mean the Non-Exclusive License Agreement between Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) and UCB (as successor-in-interest to Celltech Therapeutics Ltd.), dated December 23, 1998, as may be amended, restated, supplemented or modified from time to time.  The term “License Agreement” shall include all rights that arise therefrom or are related thereto.

“License Party Audit” shall have the meaning set forth in Section 6.05(a).

“Licensed Product” shall have the meaning set forth in the License Agreement solely as it relates to CIMZIA®.

“Lien” shall mean any lien, hypothecation, charge, instrument, license, preference, priority, security agreement, security interest, mortgage, option, right of first refusal, privilege, pledge, liability, covenant or order, or any encumbrance, restriction, right or claim of any other Person of any kind whatsoever, whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown, other than, unless the context otherwise requires, any of the above created solely in favor of Purchaser by the Transaction Documents.

“Losses” shall mean, collectively, any and all claims, damages, losses, judgments, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), excluding punitive damages, except to the extent punitive damages are paid to a third party.

“Material Adverse Effect” shall mean:  any material adverse effect on (a) the validity or enforceability of any of the Transaction Documents, the License Agreement, the Right to License or any license granted pursuant thereto, the back-up security interest granted pursuant to Section 2.01(d), or the security interest granted pursuant to Section 2.07, (b) the right or ability of Seller (or its permitted assignee) to perform any of its obligations under any of the Transaction Documents or the Right to License (or any license granted pursuant thereto) or to consummate the transactions contemplated thereunder, (c) the ability of Seller or XOMA Technology (or their respective permitted assignees) to exercise any of its rights under the License Agreement relating, directly or indirectly, to the Patent Rights or the Purchased Interest, including the payment of the Royalty Payment or other monetary payment on account thereof; (d) the rights or remedies of Purchaser under any of the Transaction Documents, (e) the right of Seller to receive any Royalty Payment or other monetary payment under the License Agreement or the timing, amount or duration of such Royalty Payment or other monetary payment, (f) the Purchased Interest or any of Purchaser’s right, title and interest therein, thereto and thereunder, or (g) the right or ability of UCB (or any permitted assignee) to perform any of its obligations under the License Agreement or the Right to License (or any license granted pursuant thereto) that are related, directly or indirectly, to the Purchased Interest, including the payment of the Royalty Payment or other monetary payment on account thereof.

“Patent Office” shall mean the U.S. Patent and Trademark Office or the Canadian Intellectual Property Office, as applicable.

“Patent Rights” shall have the meaning set forth in the License Agreement as it relates solely to CIMZIA®.  Schedule 3.15(a) attached hereto sets forth an accurate and complete list of the Patent Rights in existence as of the Effective Date.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization of any kind, including a Governmental Authority.

“Purchased Interest” shall mean all of Seller’s right, title and interest in, to and under the following:

(i)             an undivided 100% interest in Seller’s contract rights under the License Agreement to receive the Royalty Payment;

(ii)            Seller’s contract rights under the License Agreement to enforce the right to payment of all or any portion of the Royalty Payment when earned directly against UCB;

(iii)           Seller’s contract rights under the License Agreement to receive any underpayments or unpaid amounts discovered by inspection of UCB’s books and records or otherwise and relating to the Royalty Payment under Section 4.3 of the License Agreement, whether or not initiated at Purchaser’s direction;

(iv)           Seller’s contract rights under the License Agreement to receive any inspection  expenses which are reimbursed by UCB under Section 4.3 of the License Agreement, but only if and to the extent such expenses were originally paid by Purchaser pursuant to this Agreement;

(v)           any and all monetary damages or recoveries received by Seller, XOMA Technology or any of their respective Affiliates, net of any expenses actually incurred by Seller, XOMA Technology or their respective Affiliates to pursue such damages or recoveries, in any infringement action brought by or on behalf of XOMA Technology, whether or not discovered by XOMA or its Affiliates, UCB or Purchaser, to the extent the such infringement is of any of the Patent Rights;

(vi)           Seller’s contract rights under the License Agreement to receive and use any and all Information received from, or created using data received from, UCB;

(vii)          Seller’s contract rights under the License Agreement to transfer or assign Purchaser’s right, title and interest in, to and under the foregoing to a third party, subject to the License Agreement and [*]; and

(viii)         all payments, Proceeds (as such term is defined in the UCC) and products of and to any and all of the foregoing.

“Purchaser” shall have the meaning set forth in the preamble, and its permitted successors and assigns.

“Purchaser Account” shall have the meaning set forth in Section 6.03(c).

“Purchaser Indemnified Party” shall have the meaning set forth in Section 8.05(a).

“Recharacterization” shall have the meaning set forth in Section 2.01(d).

“Right to License” shall have the meaning set forth in the recitals.

“Royalty Payment” shall mean the right to receive, from the Royalty Payment Commencement Date, all royalty payments relating to the Licensed Product which Seller has received or to which Seller is entitled (as successor-in-interest to Seller Parent) from UCB under Section 3.1 of the License Agreement, and any and all payments or proceeds arising therefrom.

“Royalty Payment Commencement Date” shall mean the date that the Royalty Payment is due and payable by UCB with respect to amounts earned in the second calendar quarter of 2010 pursuant to Section 4.2 of the License Agreement.

“Seller” shall have the meaning set forth in the preamble, and its permitted successors and assigns.

“Seller Indemnified Party” shall have the meaning set forth in Section 8.05(b).

“Seller Parent” shall have the meaning set forth in the recitals, and its permitted successors and assigns.

“Senior Management” shall mean the following officers of XOMA or any other XOMA Entity or any other individual that has a similar position or has similar powers and duties as any such officers:  Chairman of the Board and Chief Executive Officer; Executive Vice President and Chief Medical Officer; Vice President, Regulatory Affairs and Compliance; Vice President, Product Development and Alliance Management; Vice President, Finance and Chief Financial Officer; Vice President, General Counsel and Secretary; Vice President, Quality & Facilities; Vice President, Business Development; Vice President, Operations; and Vice President, Human Resources and Information Technology.

“Set-off” shall mean any set-off, offset, rescission, claim, counterclaim, defense, reduction or deduction of any kind.  Without limiting the generality of the foregoing:  (a) the term Set-off shall include the right by UCB to reduce the amount of the Royalty Payment for any reason, including in connection with (i) a breach by Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) of the License Agreement, (ii) any rights to reimbursement of any costs or expenses of UCB under the License Agreement, or (iii) any amounts paid or payable pursuant to any indemnification rights or obligations of Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) under the License Agreement; and (b) the term Set-off shall not include any deduction or withholding for or on account of any Tax.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time owned, directly or indirectly, by such Person or by another Subsidiary of such Person or (ii) any other Person of which at least a majority voting interest (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time owned, directly or indirectly, by such Person or by another Subsidiary of such Person.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, abandoned property, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Term” shall have the meaning set forth in the License Agreement.

“Third Party Claim” shall have the meaning set forth in Section 8.05(d).

“Transaction Documents” shall mean, collectively, this Agreement, the Bill of Sale and [*].

“UCB” shall mean UCB Celltech, a branch of UCB S.A., a Belgium limited company, including its permitted successors and assigns.

[*]

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of Purchaser’s ownership interest in the Purchased Interest, the back-up security interest granted pursuant to Section 2.01(d), or the security interest granted pursuant to Section 2.07 is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“XOMA” shall have the meaning set forth in the preamble, and its permitted successors and assigns.

“XOMA Bermuda” shall have the meaning set forth in the recitals, and its permitted successors and assigns.

“XOMA Contribution and Sale Agreement” shall mean the Contribution and Sale Agreement among Seller Parent, XOMA Bermuda, XOMA Ireland, XOMA Technology and Seller, dated as of August 11, 2010, and other related contracts made and entered into in connection with such agreement, as may be amended, restated, supplemented or modified from time to time.

“XOMA Entity” shall mean one or more of Seller, XOMA, Seller Parent, XOMA Bermuda, XOMA Ireland and XOMA Technology, as the context dictates.

“XOMA Ireland” shall have the meaning set forth in the recitals, and its permitted successors and assigns.

“XOMA Technology” shall have the meaning set forth in the recitals, and its permitted successors and assigns.

ARTICLE II
PURCHASE AND SALE OF THE PURCHASED INTEREST; SECURITY INTEREST

Section 2.01	Purchase and Sale of Purchased Interest

(a)               Subject to the terms and conditions of this Agreement, including Section 2.07(c) and Section 6.02, on the Effective Date, Seller hereby sells, assigns, transfers and conveys to Purchaser and Purchaser hereby purchases, acquires and accepts from Seller all of Seller’s right, title and interest in, to and under the Purchased Interest, free and clear of any and all Liens.  The purchase price for the Purchased Interest shall be the Closing Payment.

(b)               Seller and Purchaser intend and agree that the sale, assignment, transfer and conveyance of the Purchased Interest under this Agreement shall be, and is, a true, absolute and irrevocable assignment and sale by Seller to Purchaser of the Purchased Interest and that such assignment and sale shall provide Purchaser with the full benefits of ownership of the Purchased Interest.  Neither Seller nor Purchaser intends the transactions contemplated hereunder to be, or for any purpose characterized as, a financing transaction, borrowing or a loan from Purchaser to Seller.  Seller waives any right to contest or otherwise assert that this Agreement is other than a true, absolute, and irrevocable sale and assignment by Seller to Purchaser of the Purchased Interest under applicable law, which waiver shall be enforceable against Seller in any bankruptcy, insolvency or similar proceeding relating to Seller.  In view of the intention of the parties hereto that the sale of the Purchased Interest hereunder shall constitute a true sale thereof rather than a loan secured thereby, Seller acknowledges and agrees that it will mark its books and records relating to the Purchased Interest to indicate the sale thereof to Purchaser and will note in its financial statements that the Purchased Interest has been sold to Purchaser.

(c)               Seller hereby consents to Purchaser recording and filing, at Seller’s sole cost and expense, any financing statements (and continuation statements with respect to such financing statements when applicable) or other instruments and notices, in such manner and in such jurisdictions as in Purchaser’s reasonable determination are necessary or appropriate to evidence the purchase, acquisition and acceptance by Purchaser of the Purchased Interest and to perfect and maintain the perfection of (i) Purchaser’s ownership interest in the Purchased Interest and (ii) the security interest in the Purchased Interest granted by Seller to Purchaser pursuant to Section 2.01(d).

(d)               Notwithstanding that Seller and Purchaser expressly intend for the sale, transfer, assignment and conveyance of the Purchased Interest to be a true and absolute sale and assignment, in the event that such sale and assignment shall be characterized as a loan and not a sale or such sale shall for any reason be ineffective or unenforceable as such (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law.  For this purpose and without being in derogation of the parties’ intention that the sale of the Purchased Interest shall constitute a true sale thereof, Seller hereby grants to Purchaser a security interest in all of Seller’s right, title and interest in, to and under the Purchased Interest, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Closing Payment together with all other obligations of Seller under this Agreement and the other Transaction Documents, which security interest shall, upon the filing of a duly prepared financing statement in the appropriate filing office, be perfected and prior to all other Liens thereon.  Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.  Seller hereby authorizes Purchaser, as secured party, to file the UCC financing statements contemplated hereby.  In the case of any Recharacterization, each of Seller and Purchaser represents and warrants as to itself that each remittance of the Royalty Payment or any portion thereof or any other payment in respect of the Purchased Interest by or on behalf of Seller to Purchaser hereunder will have been (i) in payment of a debt incurred by Seller in the ordinary course of business or financial affairs of Seller and Purchaser and (ii) made in the ordinary course of business or financial affairs of Seller and Purchaser.

Section 2.02	Transfer and Payments in Respect of the Purchased Interest; Entitlement to the Royalty Payment.

(a)               Seller agrees that Purchaser, subject to the terms and conditions of this Agreement, is entitled to the Purchased Interest and may enforce the right to payment of any portion of the Royalty Payment or other monetary payment on account of the Purchased Interest when earned directly against UCB pursuant to the License Agreement and, notwithstanding any claim of Set-off that Seller may have against Purchaser or that UCB may have against Seller (as successor-in-interest to Seller Parent and XOMA Bermuda), Seller agrees and will use its reasonable [*] efforts to ensure (including taking such actions as Purchaser shall reasonably request) that UCB remits all payments that UCB is required to pay to Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) under the License Agreement with respect to the Purchased Interest directly to the Purchaser Account, in full, pursuant to [*].

(b)               For the avoidance of doubt, the parties hereto understand and agree that if UCB fails to pay any Royalty Payment or other monetary payment on account of the Purchased Interest in full when Seller or Purchaser reasonably believes such Royalty Payment or other monetary payment is due under the License Agreement (each such unpaid amount, a “Discrepancy”), then Seller shall not be obligated to pay to Purchaser or otherwise compensate or make Purchaser whole with respect to any such Discrepancy; provided, however, that nothing in this Section 2.02(b) shall limit or affect in any respect the rights of any Purchaser Indemnified Party under Section 8.05 or Seller’s obligation to use its reasonable [*] efforts to enforce its rights under the License Agreement pursuant to Section 2.02(a) and Section 6.04(d).  Notwithstanding the foregoing, in the event that the Royalty Payment or other monetary payment on account of the Purchased Interest is not paid to Purchaser (directly or indirectly by remittance to the Purchaser Account pursuant to Section 6.03) in full due to UCB effecting a valid Set-off against the Royalty Payment or other monetary payment on account of the Purchased Interest pursuant to the License Agreement or any other contract or agreement (whether or not such Set-off was disclosed hereunder) or UCB otherwise does not pay to Purchaser the Royalty Payment or other monetary payment on account of the Purchased Interest in full due to any act or omission by Seller, Seller Parent or XOMA, as applicable, resulting in a breach of this Agreement, such breaching party, be it Seller, Seller Parent or XOMA, as applicable, shall be liable for, and shall pay Purchaser the amount of any such Set-off or Discrepancy promptly (and in any event no later than three (3) Business Days) following the date such Royalty Payment or other monetary payment is paid or payable to Purchaser hereunder.

Section 2.03	Purchase Price

In full consideration for the sale, assignment, transfer and conveyance of  the Purchased Interest, and subject to the terms and conditions set forth herein, Purchaser shall pay to Seller on the Effective Date, the sum of $4,000,000 by wire transfer of immediately available funds to an account designated in writing by Seller (the “Closing Payment”).

Section 2.04	No Assumed Obligations

Notwithstanding any provision in this Agreement or any other writing to the contrary, Purchaser is purchasing, acquiring and accepting only the Purchased Interest and the contractual rights set forth in this Agreement and is not assuming any liability or obligation of Seller, Seller Parent, XOMA Bermuda, XOMA Ireland, XOMA Technology, XOMA or any of their respective Affiliates, of whatever nature, whether presently in existence or arising or asserted hereafter, whether under the License Agreement or any Transaction Document or otherwise.  All such liabilities and obligations shall be retained by and remain obligations and liabilities of Seller, Seller Parent, XOMA Bermuda, XOMA Ireland, XOMA Technology, XOMA or any of their respective Affiliates (the “Excluded Liabilities and Obligations”).  For the avoidance of doubt, any and all liabilities or obligations of Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) under Section 2.1, Section 2.3, Section 4.3, Article 8 and Section 9.5 of the License Agreement shall be Excluded Liabilities and Obligations.

Section 2.05	Excluded Assets

Notwithstanding any provision in this Agreement or any other writing to the contrary, Purchaser does not, by purchase, acquisition or acceptance of the rights granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of Seller under the License Agreement, other than the Purchased Interest and the security interest in Collateral granted hereunder, or any other assets or rights of Seller.

Section 2.06	Closing Deliverables

Simultaneous with the closing of the transactions contemplated hereby on the Effective Date:

(a)               Bill of Sale.  Seller, Seller Parent, XOMA and Purchaser shall execute, and Seller and Purchaser shall deliver to the each other, the Bill of Sale.

(b)               Closing Payment.  Seller shall have received payment of the Closing Payment.

(c)               [*]

(d)               Corporate Documents.  With respect to each of Seller, Seller Parent and XOMA, an executive officer shall sign, and Seller shall deliver to Purchaser, certificates dated as of the Effective Date:  (i) attaching copies, certified by such officer as true and complete, of resolutions of its board of directors (or similar body) authorizing and approving its execution, delivery and performance of the Transaction Documents and the transactions contemplated herein and therein; (ii) setting forth the incumbency of such officer or officers who have executed and delivered the Transaction Documents, including therein a signature specimen of each officer or officers; (iii) attaching copies, certified by such officer as true and complete, of each of, in the case of Seller, the certificate of formation and operating agreement, and in the case of Seller Parent and XOMA, the articles of association and by-laws, in each case, as in effect on the Effective Date; and (iv) attaching copies, certified by such officer as true and complete, of long form good standing certificates of the appropriate Governmental Authority of Seller’s jurisdiction of incorporation, stating that Seller is in good standing under the laws of such jurisdiction.

(e)               Other Documents and Financing Statements.  Seller shall sign or deliver to Purchaser such other certificates, documents and financing statements as Purchaser may reasonably request, including a financing statement satisfactory to Purchaser to perfect and maintain the perfection of Purchaser’s ownership interest in the Purchased Interest, the back-up security interest granted pursuant to Section 2.01(d) and the security interest granted pursuant to Section 2.07.

(f)               Legal Opinions. Purchaser shall have received (i) the corporate opinion of Cahill Gordon & Reindel LLP, transaction counsel to Seller, in form and substance satisfactory to Purchaser and its counsel to the effect set forth in Exhibit E, and (ii) the intellectual property opinion of K&L Gates LLP, intellectual property counsel to Seller, in form and substance satisfactory to Purchaser and its counsel to the effect set forth in Exhibit F, and (iii) the true sale and nonconsolidation opinion of Cahill Gordon & Reindel LLP, transaction counsel to Seller, in form and substance satisfactory to Purchaser and its counsel to the effect set forth in Exhibit G.

Section 2.07	Security Interest in Additional Collateral; General Provisions regarding Security Interests; Remedies

(a)               Seller hereby grants to Purchaser a security interest in all of Seller’s right, title and interest in, to and under the Additional Collateral, to secure the prompt and complete payment and performance when due of all obligations of Seller hereunder and under the other Transaction Documents, which security interest shall, upon the filing of a duly prepared financing statement in the appropriate filing office, be perfected and prior to all other Liens thereon.

(b)               Seller shall notify Purchaser in writing at least thirty (30) days’ (or such shorter period of time as may be agreed to by Purchaser) prior to any change in, or amendment or alteration to, (i) its legal name, (ii) its form or type of organizational structure or jurisdiction of organization (including its status as a limited liability company organized under the laws of the State of Delaware), or (iii) state organizational identification number.  Seller agrees not to effect or permit any such change referred to above unless all filings have been made under the UCC or otherwise that are required or advisable in order for Purchaser to continue at all times following such change to have a valid, legal and perfected Lien (prior and superior in right and interest to any other Person) in all the Collateral.

(c)               Without limiting the generality of Section 6.05, Seller shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Purchaser may reasonably request, in order to grant, create, preserve, enforce, protect and perfect the validity and priority of the security interests and other Liens created by this Agreement in the Collateral.  Without limiting the foregoing, Seller shall do or cause to be done all acts and things that may be required, or that Purchaser from time to time may reasonably request, to assure and confirm that Purchaser holds duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date of this Agreement), in each case, as contemplated by, and with the lien priority required under, this Agreement.

(d)               Upon request of Purchaser at any time after an Event of Default has occurred and is continuing, Seller shall permit Purchaser or any advisor, auditor, consultant, attorney or representative acting for Purchaser, upon five (5) Business Days written notice by Purchaser to Seller and during normal business hours, reasonable access to Seller’s books and records to make extracts and copies therefrom relating to the Collateral, and to discuss any matter pertaining to the Collateral with the officers and employees of Seller and, if applicable, Seller’s independent certified public accountants; provided, that any such advisor, auditor, consultant, attorney or representative shall be subject to an agreement regarding the confidentiality of the information arising out of such access and/or discussions that are at least as stringent as those contained herein.

(e)               Seller shall not (i) directly or indirectly, sell, transfer, assign, lease, license, sublicense, convey or otherwise directly or indirectly dispose of any of the Collateral or any interest therein or (ii) except for the security interest in the Collateral granted to Purchaser, cause or suffer to exist or become effective any Lien of any kind on or with respect to any of the Collateral or any interest therein, or, in each case, enter into any agreement to do any of the foregoing.

(f)               Upon the occurrence and during the continuance of an Event of Default, Purchaser shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) or other applicable law.

(g)               Seller agrees that Purchaser shall have the right subject to applicable law and upon the occurrence and during the continuance of an Event of Default, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as Purchaser shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Seller.

(h)               Purchaser shall give Seller not less than ten (10) days’ prior written notice of the time and place of any such proposed sale.  Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a private sale, state the day after which such sale may be consummated, (iii) contain the information specified in Section 9-613 of the UCC, (iv) be authenticated and (v) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if Purchaser fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.  Seller agrees that such written notice shall satisfy all requirements for notice to Seller which are imposed under the UCC or other applicable law with respect to the exercise of Purchaser’s rights and remedies hereunder upon default.  Purchaser shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  Purchaser may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(i)               Any public sale shall be held at such time or times within ordinary business hours and at such place or places as Purchaser may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Purchaser may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased, or otherwise disposed of by Purchaser on credit, the obligations secured by the security interests granted herein shall not be deemed to have been reduced as a result thereof unless and until payment in full is received thereon by Purchaser.

(j)               At any such public (or, to the extent permitted by applicable law, private) sale made pursuant hereto, Purchaser may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of Seller, the Collateral or any part thereof offered for sale, and Purchaser may make payment on account thereof by using any or all of the obligations secured by the security interests granted herein as a credit against the purchase price, and Purchaser may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Seller therefor.

(k)               As an alternative to exercising the power of sale herein conferred upon it, Purchaser may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(l)               To the extent permitted by applicable law, Seller hereby waives all rights of demand, redemption, stay, valuation and appraisal which Seller now has or may at any time in the future have relating to the Purchased Interest, the Collateral or the exercise of Purchaser’s rights or remedies hereunder under any rule of law or statute now existing or hereafter enacted.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants the following to Purchaser, as of the Effective Date:

Section 3.01	Organization

Seller is a limited liability company, validly existing and in good standing under the laws of the State of Delaware.  Seller has all powers and all licenses, authorizations, consents and approvals of all Governmental Authorities required to carry on its business as now conducted and to execute and deliver, and perform its obligations under, the Transaction Documents and to exercise its rights and to perform its obligations under the License Agreement.  Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 3.02	Authorization

Seller has all necessary company power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  This Agreement and the other Transaction Documents have been, or will be, when executed, duly authorized, executed and delivered by Seller, and this Agreement and each other Transaction Document constitutes, or will constitute, when executed, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 3.03	Governmental and Third Party Authorization

(a)               The execution and delivery by Seller of this Agreement and the other Transaction Documents, and the performance by Seller of its obligations and the consummation by Seller of any of the transactions contemplated hereunder and thereunder, do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (i) the filing of proper financing statements under the UCC, (ii) [*], and (iii) the filing of a Current Report on Form 8-K by XOMA with the Securities and Exchange Commission.

(b)               [*]

Section 3.04	Ownership

Immediately prior to the transfer thereof to the Purchaser hereunder, Seller is the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Purchased Interest, free and clear of all Liens and, for the avoidance of doubt, is entitled to receive the Royalty Payment from UCB.  Upon the sale, assignment, transfer and conveyance by Seller of all of its right, title and interest in, to and under the Purchased Interest to Purchaser, Purchaser will acquire good and marketable title to the Purchased Interest free and clear of all Liens.  Upon the filing of an appropriate UCC financing statement, there will have been duly filed all financing statements or other similar instruments or documents necessary under the applicable UCC (or any comparable law) of all applicable jurisdictions to perfect and maintain the perfection of Purchaser’s ownership interest in the Purchased Interest and of the security interest in the Purchased Interest granted by Seller to Purchaser pursuant to Section 2.01(d).

Section 3.05	Solvency

Upon consummation of the transactions contemplated by the Transaction Documents, (a) the fair saleable value of Seller’s assets will be greater than the sum of its debts and other obligations, including contingent liabilities, (b) the present fair saleable value of Seller’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts and other obligations, including contingent liabilities, as they become absolute and matured, (c) Seller will be able to realize upon its assets and pay its debts and other obligations, including contingent obligations, as they mature, (d) Seller will not have unreasonably small capital with which to engage in its business and (e) Seller will not incur, nor does it have present plans or intentions to incur, debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured.

Section 3.06	No Litigation

Except as set forth in Schedule 3.06, there is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding (whether civil, criminal, administrative or investigative) pending or, to the Knowledge of Seller, threatened by or against Seller or, to the Knowledge of Seller, pending or threatened by or against UCB, at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative or investigative) by or before a Governmental Authority pending or, to the Knowledge of Seller, threatened against Seller or, to the Knowledge of Seller, pending or threatened against UCB, which, in each case with respect to clause (a) or (b) above, (i) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by any of the Transaction Documents; and to the Knowledge of Seller, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any action, suit, arbitration, claim, investigation, proceeding or inquiry described in clause (a) or (b) above.

Section 3.07	Compliance with Laws

Seller is not (a) in violation of and has not violated or has been given notice of any violation, or, to the Knowledge of Seller, is under investigation with respect to, or has been threatened to be charged with any violation of, any law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license granted, issued or entered by, any Governmental Authority or (b) subject to any judgment, order, writ, decree, permit or license granted, issued or entered by any Governmental Authority, in the case of both clause (a) and clause (b) above, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) could reasonably be expected to constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any such law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license granted, issued or entered by, any Governmental Authority, in each case, that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 3.08	No Conflicts

Neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will:  (a) contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or accelerate the performance provided by, in any respect, (i) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit, authorization or license of any Governmental Authority, to which Seller or any of its assets or properties may be subject or bound, (ii) any contract, agreement, commitment or instrument to which Seller is a party or by which Seller or any of their respective assets or properties is bound or committed or (iii) any provisions of the certificate of formation or operating agreement (or other organizational or constitutional documents) of Seller, in each case, that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (b) give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller that could reasonably be expected to result in a Material Adverse Effect; (c) except as provided in the Transaction Documents, result in the creation or imposition of any Lien on the Purchased Interest or the Additional Collateral; or (d) after giving effect to [*], contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or give to UCB or any of its Affiliates the right to terminate, or accelerate the performance of, in any respect, any provision of the License Agreement (provided, however, that neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will prevent UCB from exercising its rights to terminate the License Agreement under Article 9 thereof).

Section 309	Broker’s Fees

Neither Seller nor any of its Affiliates has taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 3.10	Subordination

The claims and rights of Purchaser created by any Transaction Document in, to and under the Purchased Interest are not and shall not, at any time, be subordinated to any creditor of Seller or any other Person or Governmental Authority.

Section 3.11	License Agreement

(a)               Other than the License Agreement and the Transaction Documents, there is no contract, agreement or other arrangement (whether written or oral) to which Seller is a party or by which any of its assets or properties is bound or committed (i) that creates a Lien on the Purchased Interest or (ii) the breach, nonperformance, cancellation or termination of which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(b)               Attached hereto as Exhibit G is a true, complete and correct copy of the License Agreement, including all amendments thereto and waivers thereunder.  The License Agreement and [*] constitute the entire agreement between Seller and UCB (and their respective Affiliates) relating to the Purchased Interest.

(c)               Immediately prior to the transfer of the Purchased Interest to the Purchaser hereunder, the License Agreement is the legal, valid and binding obligation of Seller and, to the Knowledge of Seller, UCB, enforceable against Seller and, to the Knowledge of Seller, UCB in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.  The execution, delivery and performance of the License Agreement was and is within the corporate or similar powers of Seller and, to the Knowledge of Seller, UCB.  The License Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) and, to the Knowledge of Seller, UCB (as successor-in-interest to Celltech Therapeutics Ltd.).  There is no breach or default, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would constitute or give rise to a breach or default, in the performance of the License Agreement by Seller or, to the Knowledge of Seller, UCB.  To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) could give either UCB or Seller the right to terminate the License Agreement.  From and after the Effective Date, Purchaser shall be entitled to enforce the right to payment of any portion of the Royalty Payment represented by the Purchased Interest when earned directly against UCB pursuant to the License Agreement.

(d)               Neither Seller Parent (as predecessor-in-interest to Seller) nor XOMA Bermuda (as predecessor-in-interest to Seller) nor Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) has waived any rights or defaults under the License Agreement or has taken any action nor omitted to take any action under the License Agreement that adversely affects Purchaser’s rights under any of the Transaction Documents.

(e)               Seller has not received any notice and has no Knowledge (i) of UCB’s intention to terminate, amend or restate the License Agreement, in whole or in part, (ii) of UCB’s or any other Person’s or Governmental Authority’s (where applicable) intention to challenge the validity or enforceability of the License Agreement or the obligation of UCB to pay the Royalty Payment or other monetary payments under the License Agreement, or (iii) that Seller or UCB is in default of any of its obligations under the License Agreement.  Seller has no intention of terminating, amending or restating the License Agreement and has not given UCB any notice of termination (or request to amend or restate any provision) of the License Agreement, in whole or in part.

(f)                Seller is not a party to any agreement providing for or permitting a sharing of, or Set-off against, the Royalty Payment or other monetary payment on account of the Purchased Interest.

(g)               Other than [*] obtained by Seller, the sale by Seller of all of Seller’s right, title and interest in, to and under the Purchased Interest to Purchaser and the consummation of the transactions contemplated by the Transaction Documents: (i) will not require the approval, consent, ratification, waiver, or other authorization of UCB or any other Person or Governmental Authority under the License Agreement and will not constitute a breach of or default or event of default under the License Agreement; and (ii) will not require the approval, consent, ratification, waiver, or other authorization of UCB or any other Person or Governmental Authority under any contract or agreement other than the License Agreement or applicable law and will not constitute a breach of or default or event of default under any contract or agreement other than the License Agreement or applicable law, in each case, that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(h)               Seller has not consented to an assignment (by operation of law or otherwise) by UCB of any of UCB’s rights or obligations under the License Agreement with respect to the Purchased Interest, nor does Seller have Knowledge of any such assignment (by operation of law or otherwise) by UCB.

(i)                Neither Seller Parent (as predecessor-in-interest to Seller), nor XOMA Bermuda (as predecessor-in-interest to Seller), nor Seller (as successor-in-interest to Seller Parent and XOMA Bermuda), nor Celltech Therapeutics Ltd. (as predecessor-in-interest to UCB) nor UCB (as successor-in-interest to Celltech Therapeutics Ltd.) has made any claim of indemnification under the License Agreement nor, to the Knowledge of Seller, have there been any events or circumstances that could give rise to a right of such claim by Seller or UCB.

(j)                Pursuant to the License Agreement, all Royalty Payments Seller (as successor-in-interest to Seller Parent) is entitled to receive from UCB shall be calculated using a [*] of net sales royalty rate.

(k)               Neither has Seller Parent (as predecessor-in-interest to Seller), XOMA Bermuda (as predecessor-in-interest to Seller), Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) or, to the Knowledge of Seller Parent, XOMA Bermuda or Seller, UCB filed or caused to be filed a United States Return of Partnership Income Form (Form 1065) with respect to any relationship under the License Agreement, or any other arrangement (written or oral) related to the License Agreement, nor has Seller Parent (as predecessor-in-interest to Seller), XOMA Bermuda (as predecessor-in-interest to Seller) or Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) received a Schedule K-1 with respect thereto.

Section 3.12	No Set-offs

UCB has no right of Set-off under any contract (including the License Agreement) or other agreement against the Royalty Payments or other monetary payments on account of the Purchased Interest payable to Seller under the License Agreement.  UCB has not exercised, and, to Seller’s Knowledge, UCB has not had the right to exercise, and, to Seller’s Knowledge, no event or condition exists that, upon notice or passage of time or both, could reasonably be expected to permit UCB to exercise, any Set-off against the Royalty Payments or other monetary payments on account of the Purchased Interest payable to Seller under the License Agreement.

Section 3.13	UCC Representations and Warranties

Seller’s exact legal name is, and has always been “XOMA CDRA LLC”.  The principal place of business and chief executive office of Seller has always been, and the office where it keeps its books and records relating to the License Agreement and the Purchased Interest are located at, the address(es) set forth on Schedule 3.13 attached hereto.  Seller’s Delaware organizational identification number is as set forth on Schedule 3.13 attached hereto.

Section 3.14	Taxes

(a)               No deduction or withholding for or on account of any Tax has been made from any payment received by Seller Parent (as predecessor-in-interest to Seller), XOMA Bermuda (as predecessor-in-interest to Seller) or Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) under the License Agreement.

(b)               (i) Any royalty payments relating to the Licensed Product received by Seller Parent (as predecessor-in-interest to Seller), XOMA Bermuda (as predecessor-in-interest to Seller) or Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) under the License Agreement were, and (ii) the Closing Payment received by Seller hereunder is, in both cases, treated for U.S. federal income Tax purposes by the beneficial owner of such payments as effectively connected with such Person’s U.S. trade or business.

(c)               There are no liens for Taxes upon the Purchased Interest (or any portion thereof) or the Additional Collateral (or any portion thereof).

Section 3.15	No Material Liabilities

There are no material liabilities of Seller or its Affiliates related to the Purchased Interest of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition or set of circumstances which could reasonably be expected to result in any such liability.  Without limiting the generality of the foregoing, to the Knowledge of Seller, there have been no serious, adverse events with respect to the Licensed Product, and Seller has not received or been informed of any information from in vitro studies, animal studies or human clinical trials, including any communication from any Governmental Authority, suggesting a significant hazard to humans with respect to the Licensed Product.

Section 3.16	XOMA Contribution and Sale Agreement

(a)               Pursuant to the XOMA Contribution and Sale Agreement, in exchange for the net cash proceeds of the sale of the Purchased Interest (as defined below) pursuant to this Agreement and newly-issued equity of Seller, Seller has purchased, acquired and accepted from:  (i) Seller Parent, all of its right, title and interest in, to and under the License Agreement to any and all royalty payments relating to the Licensed Product under Article 3 of the License Agreement and any and all underpayments or unpaid amounts relating to such royalty payments; (ii) XOMA Bermuda, all of its right, title and interest in, to and under the License Agreement; (iii) XOMA Ireland, the Right to License; and (iv) XOMA Technology, all of its right, title and interest in and to any monetary damages or recoveries to which it or any of its Affiliates is entitled to receive in any infringement action to the extent such infringement is of any of the Patent Rights, net of any expenses actually incurred by XOMA Technology or its Affiliates to pursue such damages or recoveries.

(b)               Seller’s only assets and liabilities (other than related to the transactions contemplated by the Transaction Documents or compliance with its operating agreement) are its rights and obligations in, to and under the License Agreement and the Right to License.

(c)               The execution and delivery by Seller of the XOMA Contribution and Sale Agreement and the performance by Seller of its obligations, and the consummation by Seller of the transactions contemplated, thereunder, do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person except for [*].

(d)               Neither the execution and delivery of the XOMA Contribution and Sale Agreement nor the performance or consummation of the transactions contemplated thereby will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or accelerate the performance provided by, in any respect, (x) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit, authorization or license of any Governmental Authority, to which Seller or any of its assets or properties may be subject or bound, (y) any contract, agreement, commitment or instrument to which Seller is a party or by which Seller or any of its assets or properties is bound or committed or (z) any provisions of the certificate of formation or operating agreement (or other organizational or constitutional documents) of Seller, in each case, that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (ii) give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller that could reasonably be expected to result in a Material Adverse Effect; (iii) result in the creation or imposition of any Lien on the Purchased Interest or the Additional Collateral; or (iv) after giving effect to [*], contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, give to UCB or any of its Affiliates the right to terminate, or accelerate the performance of, in any respect, any provision of the License Agreement (provided, however, that neither the execution and delivery of the XOMA Contribution and Sale Agreement nor the performance or consummation of the transactions contemplated thereby will prevent UCB’s ability to terminate the License Agreement under Article 9 thereof).

Section 3.17	Subsidiaries

Seller has no Subsidiaries as of the Effective Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants the following to Seller, as of the Effective Date:

Section 4.01	Organization

Purchaser is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.  Purchaser has all necessary powers and all licenses, authorizations, consents and approvals of all Governmental Authorities required to carry on its business as now conducted and to execute and deliver, and perform its obligations under, the Transaction Documents.

Section 4.02	Authorization

Purchaser has all necessary power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations of Purchaser to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  This Agreement and the other Transaction Documents have been, or will be, when executed, duly authorized, executed and delivered by Purchaser, and this Agreement and each other Transaction Document constitutes, or will constitute, when executed, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 4.03	Governmental and Third Party Authorization

The execution and delivery by Purchaser of this Agreement and the other Transaction Documents, and the performance by Purchaser of its obligations and the consummation of any of the transactions contemplated hereunder and thereunder, do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person.

Section 4.04	No Litigation

There is no (a) action, suit, arbitration proceeding, claim, investigation or other proceeding (whether civil, criminal, administrative or investigative) pending, or, to the knowledge of Purchaser, threatened by or against Purchaser, at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative or investigative) by or before a Governmental Authority pending or, to the knowledge of Purchaser, threatened against Purchaser, which, in each case with respect to clause (a) or (b) above, (i) if adversely determined could reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the legality, validity or enforceability of any of the Transaction Documents, (y) the right or ability of Purchaser to perform any of its obligations under this Agreement or any of the other Transaction Documents or to consummate the transactions contemplated hereunder or thereunder or (z) the rights or remedies of Seller and its Affiliates under any of the Transaction Documents, or (ii) challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by any of the Transaction Documents.

Section 4.05	No Conflicts

Neither the execution and delivery of this Agreement and any of the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby or thereby will contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or accelerate the performance provided by, in any respect, (a) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Purchaser or any of its assets or properties may be subject or bound, (b) any contract, agreement, commitment or instrument to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound or committed or (c) any provisions of the organizational or constitutional documents of Purchaser, except in the case of clauses (a) and (b) above, as could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the right or ability of Purchaser to perform any of its obligations under this Agreement or any of the other Transaction Documents or to consummate the transactions contemplated hereunder or thereunder.

Section 4.06	Broker’s Fees

Purchaser has not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF XOMA AND SELLER PARENT

Each of XOMA and Seller Parent, as applicable, hereby represents, warrants and covenants the following to Purchaser, as of the Effective Date, provided, however, it is understood and agreed that wherever this Agreement calls for Seller Parent to be making any representation or similar undertaking to cause Seller to act, or not act, in a certain manner, it shall be doing so in its capacity as the Managing Member (as such term is defined in the operating agreement of Seller) of Seller:

Section 5.01	Organization

(a)               XOMA is a company, validly existing and in good standing under the laws of Bermuda.  XOMA has all powers and all licenses, authorizations, consents and approvals of all Governmental Authorities required to carry on its business as now conducted and to execute and deliver, and perform its obligations under, the Transaction Documents.  XOMA is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(b)               Seller Parent is a limited liability company, validly existing and in good standing under the laws of the State of Delaware.  Seller Parent has all powers and all licenses, authorizations, consents and approvals of all Governmental Authorities required to carry on its business as now conducted and to execute and deliver, and perform its obligations under, the Transaction Documents.  Seller Parent is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 5.02	Authorization

(a)               XOMA has all necessary company power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  This Agreement and the other Transaction Documents have been, or will be, when executed, duly authorized, executed and delivered by XOMA, and this Agreement and each other Transaction Document constitutes, or will constitute, when executed, the legal, valid and binding obligation of XOMA, enforceable against XOMA in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(b)               Seller Parent has all necessary company power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  This Agreement and the other Transaction Documents have been, or will be, when executed, duly authorized, executed and delivered by Seller Parent, and this Agreement and each other Transaction Document constitutes, or will constitute, when executed, the legal, valid and binding obligation of Seller Parent, enforceable against Seller Parent, in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

Section 5.03	Governmental and Third Party Authorization

(a)               The execution and delivery by XOMA of this Agreement and the other Transaction Documents, and the performance by XOMA of its obligations and the consummation by XOMA of any of the transactions contemplated hereunder and thereunder, do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (i) the filing of proper financing statements under the UCC, (ii) [*], and (iii) the filing of a Current Report on Form 8-K by XOMA with the Securities and Exchange Commission.

(b)               The execution and delivery by Seller Parent of this Agreement and the other Transaction Documents, and the performance by Seller Parent of its obligations and the consummation by Seller Parent of any of the transactions contemplated hereunder and thereunder, do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (i) the filing of proper financing statements under the UCC, (ii) [*], and (iii) the filing of a Current Report on Form 8-K by XOMA with the Securities and Exchange Commission.

Section 5.04	No Conflicts

(a)               Neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or accelerate the performance provided by, in any respect, (A) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit, authorization or license of any Governmental Authority, to which XOMA or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any contract, agreement, commitment or instrument to which XOMA or any of its Subsidiaries is a party or by which XOMA or any of its Subsidiaries or any of their respective assets or properties is bound or committed or (C) any provisions of the articles of organization or by-laws (or other organizational or constitutional documents) of XOMA or any of its Subsidiaries; (ii) give rise to any right of termination, cancellation or acceleration of any right or obligation of XOMA or any of its Subsidiaries; (iii) except as provided in the Transaction Documents, result in the creation or imposition of any Lien on the Purchased Interest or the Additional Collateral; or (iv) after giving effect to [*], contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, give to any Person the right to terminate, or accelerate the performance of, in any respect, any provision of the License Agreement (provided, however, that neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will prevent UCB’s ability to terminate the License Agreement under Article 9 thereof).

(b)               Neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will:  (i) contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, or accelerate the performance provided by, in any respect, (A) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit, authorization or license of any Governmental Authority, to which Seller Parent or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any contract, agreement, commitment or instrument to which Seller Parent or any of its Subsidiaries is a party or by which XOMA or any of its Subsidiaries or any of their respective assets or properties is bound or committed or (C) any provisions of the articles of organization or by-laws (or other organizational or constitutional documents) of Seller Parent or any of its Subsidiaries; (ii) give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller Parent or any of its Subsidiaries; (iii) except as provided in the Transaction Documents, result in the creation or imposition of any Lien on the Purchased Interest or the Additional Collateral; or (iv) after giving effect to [*], contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, give to any Person the right to terminate, or accelerate the performance of, in any respect, any provision of the License Agreement (provided, however, that neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will prevent UCB’s ability to terminate the License Agreement under Article 9 thereof).

Section 5.05	Patent Rights

(a)               Except as disclosed on Schedule 5.05(a), XOMA Technology is the exclusive owner of the Patent Rights, free and clear of all Liens (excluding the License Agreement), and, with respect to the patents included in the Patent Rights issued in Canada, XOMA or its Affiliate has, as of the Effective Date, filed the requisite documentation with the Patent Office in Canada to effect the assignment of all such patents to XOMA Technology.

(b)               Schedule 5.05(b) attached hereto sets forth an accurate and complete list of all of the Patent Rights in existence as of the Effective Date.  For each of the patents included in the Patent Rights listed on Schedule 5.05(b), Seller has indicated (i) the patent title, (ii) the names of the inventors, (iii) the priority application data, (iv) the country or countries in which such patent is issued, (v) the patent application number, (vi) the patent number and (vii) the expected expiration date of the issued patent.

(c)               Each of the issued patents included in the Patent Rights, and each claim therein, is valid and enforceable, and, to XOMA’s Knowledge, no third party owns any intellectual property rights that could be asserted against XOMA Technology’s rights in the Patent Rights.

(d)              There are no unpaid maintenance or renewal fees payable by XOMA Technology or any of its Affiliates to any third party that are currently overdue in respect of any of the Patent Rights.  None of the Patent Rights disclosed on Schedule 5.05(b) have lapsed, expired, been abandoned or been cancelled.  To the Knowledge of XOMA, each individual associated with the filing and prosecution of the Patent Rights, including the named inventors of the Patent Rights, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known to be material to the patentability of each of the Patent Rights, in those jurisdictions where such duties exist.  To the Knowledge of XOMA, all material prior art to each of the patents comprising the Patent Rights has been disclosed to and considered by the respective Patent Offices during prosecution of such Patent Rights.

(e)               Except as disclosed on Schedule 5.05(e), there is no pending, or to the Knowledge of XOMA, threatened, action, suit, opposition, interference, reexamination, injunction, claim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, decree, or any other dispute or disagreement (each, a “Dispute” and collectively, the “Disputes”), challenging the legality, validity, enforceability, infringement or ownership of any of the Patent Rights or which would give rise to a credit against or Set-off with respect to the payments due to Seller (as successor-in-interest to Seller Parent and XOMA Bermuda) under the License Agreement for the use of the related licensed Patent Rights, nor to the Knowledge of XOMA, is there any infringement of the Patent Rights by any Person.  There are no Disputes by any third party against XOMA or any of its Affiliates involving the Licensed Product.  Neither XOMA nor any of its Affiliates has received any notice of any Dispute involving the Licensed Product.  Neither XOMA nor any of its Affiliates has sent any written notice of any Dispute involving the Licensed Product.  To the Knowledge of XOMA, none of the Patent Rights are subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement or other disposition of a Dispute.

(f)                Except as set forth on Schedule 3.06, there is no pending, or to the Knowledge of XOMA, threatened, action, suit, or proceeding, or any investigation or claim by any Person or Governmental Authority to which XOMA or any of its Affiliates or, to the Knowledge of XOMA, UCB or its sublicensees, if any, is or could reasonably be expected to be, a party, that claims that the marketing, sale, distribution, manufacture, use, offer for sale or importation of the Licensed Product by UCB or its sublicensees, if any, pursuant to the License Agreement does or will infringe on any patent or other intellectual property rights of any other Person.

(g)               The patent rights licensed to XOMA or any of its Affiliates under the Celltech License Agreement were limited by the European Patent Office to exclude claims whose scope is substantially as originally granted in Europe under the Boss Patent Rights (as defined in the Celltech License Agreement) listed in Exhibit A to the Celltech License Agreement to both mammalian expression and bacterial expression.  Attached hereto as Exhibit B is a true, complete and correct copy of the Celltech License Agreement, including all amendments thereto and waivers thereunder.

(h)               The representations and warranties made by XOMA Corporation (as predecessor-in-interest to Seller Parent, XOMA Bermuda and Seller) in Section 7.1 of the License Agreement were accurate and complete in all respects as of the effective date of the License Agreement and continue to be accurate and complete in all respects.

(i)                At all times XOMA will, and will cause its Affiliates (other than Seller), including XOMA Technology, to, and Seller Parent will and will cause Seller to, at the sole expense of any such XOMA Entity or its Affiliate: (x) use reasonable efforts to prosecute all infringements of the Patent Rights of which XOMA or Seller Parent has Knowledge, and Seller and Purchaser shall promptly inform the other in writing of any suspected infringement of the Patent Rights by UCB or any of its Affiliates and shall provide the other with any readily available information relating to such infringement; and (y) use commercially reasonable efforts to prosecute all infringements of the Patent Rights of which XOMA or Seller Parent has Knowledge, and Seller and Purchaser shall promptly inform the other in writing of any suspected infringement of the Patent Rights (including to the extent notified by UCB pursuant to Section 2.3 of the License Agreement) by a third party other than UCB or its Affiliates and shall provide the other with any readily available information relating to such infringement.

(j)               With respect to the Patent Rights:  (i) there are no pending patent applications as of the Effective Date; and (ii) XOMA will, and will cause its Affiliates (other than Seller), including XOMA Technology, to, and Seller Parent will and will cause Seller to, promptly furnish to Purchaser in accordance with Section 8.03 copies of (x) any papers, responses or other materials received from the Patent Office in regards to the Patent Rights, (y) any papers, responses or other materials filed in the Patent Office pertaining to the Patent Rights, and (z) any patent applications that are filed in any Patent Office after the Effective Date with respect to the Patent Rights.

(k)               None of the Patent Rights are registered in the United Kingdom and XOMA shall not, and shall cause its Affiliates (other than Seller), including XOMA Technology, and Seller Parent shall cause Seller (if applicable) not to, register any of the Patent Rights in the United Kingdom.

Section 5.06	Senior Management

(a)               No member of Senior Management has resigned or voluntarily terminated his employment in the six (6) month period prior to and through the Effective Date.

(b)               To the Knowledge of XOMA, no member of Senior Management is planning to resign or seeking to voluntarily terminate his employment following the Effective Date.

Section 5.07	License Agreement

(a)               [*]

(b)               Immediately prior to the transfer by Seller Parent of all of its right, title and interest in, to and under the License Agreement to any and all royalty payments relating to the Licensed Product under Article 3 of the License Agreement and any and all underpayments or unpaid amounts relating to such royalty payments to Seller pursuant to the XOMA Contribution and Sale Agreement, Seller Parent is the exclusive owner of the entire right, title (legal or equitable) and interest in, to and under any and all royalty payments relating to the Licensed Product under Article 3 of the License Agreement and any and all underpayments or unpaid amounts relating to such royalty payments, free and clear of all Liens.

Section 5.08	License Grant Restriction

After the Effective Date, XOMA shall not, and shall cause its Affiliates (other than Seller), including XOMA Ireland and XOMA Technology, not to, and Seller Parent shall cause Seller not to (if applicable) grant a license under, or rights to, any of the Patents Rights (as such term is defined in the License Agreement without regard to whether such rights relate to CIMZIA®) to any Person to make, use, import, export, market, offer for sale or sell any product that, at the time such license is entered into, is being tested in a clinical trial to support an application for marketing approval in the United States (and equivalent approval process in Canada) for rheumatoid arthritis, Crohn’s disease, psoriatic arthritis, ankylosing spondylitis or Juvenile Idiopathic Arthritis without the prior written consent of Purchaser.

Section 5.09	Public Announcement

(a)               The parties hereto acknowledge that XOMA or Purchaser may, after execution of this Agreement, make a public announcement of the transactions contemplated by the Transaction Documents, subject to Purchaser and XOMA, as applicable, having a reasonable prior opportunity to review such public announcement by the other party, including any attachment thereto, and which announcement (and any such attachment) shall be in a form mutually acceptable to Purchaser and XOMA; and either party hereto may thereafter disclose any information contained in such public announcement at any time without the consent of the other party hereto.

(b)               Except as provided above or in Section 6.01 or required by applicable law, rule or regulation, XOMA shall not, and shall cause its Affiliates (other than Seller) not to, and Seller Parent shall not, and shall cause Seller not to, disclose to any Person or use or include in any public announcement (or attachment thereto), the identity of Purchaser or any of Purchaser’s equityholders, debtholders, partners, members, investors, managers, directors, officers or Affiliates, without the prior written consent of Purchaser or such equityholder, debtholder, partner, member, investor, manager, director, officer or Affiliate.

Section 5.10	License Agreement

Except as set forth on Schedule 3.06 from and after the date on which XOMA or any of its Affiliates first became entitled to receive Royalty Payments, no change, effect, event, occurrence, state of facts, development or condition has occurred relating to or affecting XOMA, its Affiliates, the License Agreement as it relates, directly or indirectly, to the Purchased Interest or CIMZIA® generally or, to the Knowledge of Seller, UCB, that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.11	Material Inducement

Each of the parties hereto hereby acknowledges that the representations, warranties and covenants of XOMA and Seller Parent, as applicable, to Purchaser set forth in this Agreement are, collectively, a material inducement to Purchaser to enter into and consummate the transactions contemplated by this Agreement.

Section 5.12	Broker’s Fees

Neither XOMA nor Seller Parent has taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

ARTICLE VI
COVENANTS

The parties hereto covenant and agree as follows:

Section 6.01	Confidentiality

(a)               Except as otherwise required by applicable law or the rules and regulations of any securities exchange or trading system or any Governmental Authority and except as otherwise set forth in this Section 6.01, any Receiving Party who is provided or furnished with any Confidential Information pursuant to the provisions of this Agreement, including Section 2.07(d) and Section 6.05(c), will, and will cause each of its Affiliates, directors, officers, employees, agents, representatives and similarly situated persons to, treat and hold as confidential, in the same manner that it treats and holds the confidentiality of its own proprietary and confidential information, and not disclose to any Person, any and all Confidential Information furnished to it by the Disclosing Party and to use any such Confidential Information only in connection with the License Agreement, this Agreement and any other Transaction Document and the performance of the transactions contemplated hereby and thereby.  Notwithstanding the foregoing, the Receiving Party may disclose such information on a need-to-know basis to its directors, employees, managers, officers, agents, brokers, advisors, lawyers, bankers, trustees and representatives (and, in the case of Purchaser, also its actual and potential members or equityholders (or their potential transferees), investors (including any holder of debt securities of Purchaser and its agents and representatives), co-investors, insurers, underwriters and financing parties) and potential transferees of the Purchased Interest; provided, however, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such Confidential Information confidential pursuant to obligations of confidentiality no less onerous than those set forth herein.  Confidential Information may not be copied or reproduced without the Disclosing Party’s prior written consent, except as necessary for use in connection with the License Agreement, this Agreement and any other Transaction Document and the performance of the transactions contemplated hereby and thereby.

(b)               In the event that Seller or Purchaser receives a subpoena, or other validly-issued administrative or judicial process, requesting that Confidential Information of the other party hereto be disclosed, it will promptly notify such other party of such receipt.  The party hereto receiving such request will thereafter be entitled to comply with such subpoena or other process, only to the extent required by applicable law.

Section 6.02	Further Assurances

Purchaser, Seller, Seller Parent and XOMA agree to, or cause their respective Affiliates (which, in the case of XOMA shall not include Seller) to, execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable, or reasonably requested by such other party hereto, in each case at the expense of XOMA or Seller, in order to vest and maintain in Purchaser good and marketable title in, to and under the Purchased Interest free and clear of all Liens and to consummate the other transactions contemplated hereby, including the perfection and maintenance of perfection of Purchaser’s ownership interest in the Purchased Interest, the security interest in the Purchased Interest granted by Seller to Purchaser pursuant to Section 2.01(d) and the security interest in the Additional Collateral granted by Seller to Purchaser pursuant to Section 2.07.

Section 6.03	Payments on Account of the Purchased Interest

(a)               Notwithstanding the terms of [*], if UCB or any other Person makes any payment to XOMA or Seller Parent or any of their respective Subsidiaries or Affiliates (which in the case of XOMA shall not include Seller), on account of the Purchased Interest or any payments on account thereof, then XOMA or Seller Parent (as applicable) shall, and shall cause such Subsidiary or Affiliate to, promptly, and in any event no later than three (3) Business Days following the receipt by XOMA or Seller Parent or such Subsidiary or Affiliate of such payment, remit such payment to the Purchaser Account pursuant to Section 6.03(c).

(b)               Each of XOMA and Seller Parent shall, and shall cause their respective  Subsidiaries or Affiliates (which, in the case of XOMA shall not include Seller), to, hold in trust for the benefit of the Purchaser, all payments made to XOMA or Seller Parent or such Subsidiary or Affiliate, as applicable, on account of the Purchased Interest until remitted to the Purchaser Account pursuant to Section 6.03(c) and neither XOMA nor Seller Parent nor such Subsidiary or Affiliate, as applicable, shall have any right, title or interest whatsoever in any such amounts or shall create or suffer to exist any Lien thereon.

(c)               Each of XOMA and Seller Parent shall, and shall cause their respective  Subsidiaries or Affiliates (which, in the case of XOMA shall not include Seller), to, make all payments pursuant to Section 6.03(a) or Section 6.03(b) by wire transfer of immediately available U.S. dollar funds, without Set-off or deduction or withholding for or on account of any Tax (provided, that Purchaser provides the appropriate government forms in order to avoid withholding), to the following account (or to such other account as the Purchaser shall notify Seller in writing from time to time) (the “Purchaser Account”):

[*]

Section 6.04	License Agreement

(a)               Seller shall, and Seller Parent shall cause Seller to, and XOMA shall cause Seller Parent and XOMA Bermuda to, at all times comply with and perform all of Seller’s, Seller Parent’s or XOMA Bermuda’s respective obligations and covenants under the License Agreement, and neither Seller nor Seller Parent nor XOMA Bermuda shall, and Seller Parent shall cause Seller not to, and XOMA shall cause Seller Parent and XOMA Bermuda not to, breach, take any action or omit to take an action to reduce the enforceability of the License Agreement to the extent relating, directly or indirectly, to, or otherwise impair, the Purchased Interest or UCB’s obligations relating to, or that would give rise to, the Royalty Payment or other monetary payment on account of the Purchased Interest.  Seller shall not, and shall cause its Affiliates not to, without the prior written consent of Purchaser, (i) forgive, release or compromise any amount owed to or that will become owed to Seller under the License Agreement related to the Purchased Interest, (ii) waive, amend, cancel, terminate or fail to exercise the right to receive the Royalty Payment or any other monetary payment on account of the Purchased Interest (or any portion thereof) or any related right under the License Agreement, (iii) create or permit to exist any Lien on the Purchased Interest or any portion thereof, (iv) amend, modify, restate or supplement the License Agreement or any provision of the License Agreement, other than any such amendments, modifications, restatements or supplements that do not relate to the Purchased Interest and that could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (v) grant any consent or waiver under or with respect to any provision of the License Agreement, other than any such consents or waivers that do not relate to the Purchased Interest, including the right to receive the Royalty Payment or any other monetary payment on account thereof, and could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (vi) terminate or cancel the License Agreement for any reason or (vii) agree or commit to do any of the foregoing.  Without limiting the foregoing, promptly (and in any event no later than three (3) Business Days) after Seller (x) amends, modifies, restates or supplements the License Agreement or any provision of the License Agreement, (y) grants any consent or waiver under or with respect to any provision of the License Agreement or (z) agrees to do any of the foregoing, Seller, in each case, shall give a written notice to Purchaser describing in reasonable detail the relevant amendment, modification, restatement, supplement, consent or waiver.

(b)               Seller shall promptly provide to Purchaser (whether or not Purchaser requests) copies of all Information provided by UCB, any of its representatives or any other Person to Seller or its representatives under the License Agreement, and copies of all statements, reports, audits, documents, notices, certificates and other information which Seller or its representatives deliver or furnish (or are required to deliver or furnish) to UCB or its representatives under the License Agreement to the extent any such statements, reports, audits, documents, notices, certificates or information, or portions thereof, relate directly or indirectly to the Purchased Interest, the Royalty Payment or other monetary payment on account of the Purchased Interest, the Right to License and any license granted pursuant thereto, or the performance of the License Agreement as it relates to the Licensed Product, the Patent Rights or CIMZIA®.

(c)               If (i) Seller receives notice from UCB, (A) terminating the License Agreement (in whole or in part), (B) alleging any breach of or default under the License Agreement by Seller relating to the Purchased Interest or that could reasonably be expected, individually or in the aggregate, to result in a termination of the License Agreement (in whole or in part) by UCB or a Material Adverse Effect or (C) asserting the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the License Agreement relating to the Purchased Interest, the Royalty Payment or other monetary payment on account of the Purchased Interest or that could reasonably be expected, individually or in the aggregate, to result in a termination of the License Agreement (in whole or in part) by UCB or a Material Adverse Effect or (ii) Seller otherwise has Knowledge of any fact, circumstance or event that, alone or together with other facts, circumstances or events, could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the License Agreement by Seller relating to the Purchased Interest, the Royalty Payment or other monetary payment on account of the Purchased Interest or that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or give UCB or any other Person the right to terminate the License Agreement (in whole or in part), then, in either case with respect to clause (i) or (ii) above, Seller shall (x) promptly, and in any event no later than three (3) Business Days following receipt of such notice or Knowledge by Seller, give a written notice to Purchaser describing in reasonable detail such breach or default, including a copy of any written notice received from UCB, and, in the case of any breach or default or alleged breach or default by Seller, describing in reasonable detail any corrective action Seller proposes to take and (y) use its reasonable [*] efforts to cure such breach or default, but only as required to prevent such termination of the License Agreement from becoming effective pursuant to the terms and conditions thereof in any manner relating to the Purchased Interest, the Royalty Payment or any other monetary payment on account of the Purchased Interest, and shall give written notice to Purchaser upon curing, or failing to timely cure, such breach or default.

(d)               Seller agrees to use its reasonable [*] efforts (including engaging outside legal counsel, at Seller’s expense, reasonably satisfactory to Purchaser) to enforce all of its rights under the License Agreement to the extent relating, directly or indirectly, to the Purchased Interest or any monetary payment on account thereof or UCB’s obligations relating to, or that would give rise to, the Royalty Payment or other monetary payment on account of the Purchased Interest.  Without limiting the foregoing, promptly after Seller obtains Knowledge of (i) a breach of or default or alleged breach or default under the License Agreement by UCB or any other Person other than Seller (each, a “Defaulting Party”) relating to the Purchased Interest or any monetary payment on account thereof or that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) of the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the License Agreement by a Defaulting Party relating to the Purchased Interest or any monetary payment on account thereof or that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or a right to terminate the License Agreement (in whole or in part) by Seller, in each case with respect to clause (i) or (ii) above, Seller (A) shall give a written notice to Purchaser within three (3) Business Days describing in reasonable detail the relevant breach, default or termination event or alleged breach, default or termination event and (B) shall proceed in consultation with Purchaser to take, at Purchaser’s expense, such actions, which Seller shall not have taken in accordance with the first sentence of this Section 6.04(d) (including commencing legal action against the Defaulting Party) that Purchaser, in its sole discretion, deems necessary with respect to such breach, default or termination event or alleged breach, default or termination event to enforce compliance by the Defaulting Party with the relevant provisions of the License Agreement, and to exercise any and all Seller’s rights and remedies under the License Agreement in connection therewith.  Purchaser shall have the right, at its sole expense, to participate in (provided, however, that to do so will not affect in an adverse manner the maintenance by Seller of any applicable attorney-client privilege, unless other arrangements can be effected to preserve such privilege, including a joint defense agreement (and Seller and Purchaser agree to negotiate in good faith to promptly execute and deliver a mutually satisfactory joint defense agreement)), with counsel appointed by it, any meeting, discussion, litigation or other proceeding relating to any such breach, default or termination event or alleged breach, default or termination event, including any counterclaim, settlement discussions or meetings; provided, however, that the fees and expenses incurred by Purchaser in connection with such participation, including the fees and expenses of Purchaser’s counsel in connection therewith, shall be borne by Purchaser (unless such breach, default or termination event or alleged breach, default or termination event results from, or is caused by, directly or indirectly, a breach or default by XOMA, Seller Parent or Seller, as applicable, of this Agreement, in which case such fees and expenses shall be borne solely by XOMA, Seller Parent or Seller, as applicable).

(e)               Without limiting Purchaser’s other rights and Seller’s other obligations contained herein, Seller shall cooperate and provide assistance as reasonably requested by Purchaser, at Purchaser’s expense (except as otherwise provided herein), in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the date hereof) to which Purchaser, any of its Affiliates or controlling Persons or any of their respective officers, directors, equityholders, debtholders, members, partners, controlling Persons, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to this Agreement or any other Transaction Document, the transactions described herein or therein or the Purchased Interest but in all cases excluding any litigation brought by Purchaser against Seller.

(f)               Without the prior written consent of Purchaser, Seller shall not, directly or indirectly, sell, assign, hypothecate or otherwise transfer the License Agreement or any of its rights or obligations thereunder to any third party, including by operation of law or otherwise.

(g)               XOMA shall not, and shall cause its Affiliates (other than Seller), including XOMA Technology, and Seller Parent shall cause Seller (if applicable) not to, enforce any intellectual property rights that XOMA or such Affiliate may now or hereafter own or control against UCB, or take any other action against UCB, in any manner that could reasonably be expected to interfere with UCB’s right or ability to pay the Royalty Payments or other monetary payments on account of the Purchased Interest.  For the avoidance of doubt, nothing herein shall limit XOMA’s or any Affiliate’s ability to enforce any of its intellectual property rights against UCB or any other Person with respect to any product other than CIMZIA®.

Section 6.05	Audits

(a)               To the extent Seller has the right to perform or cause to be performed inspections or audits under the License Agreement, including under Section 4.3 thereof, regarding any Royalty Payment payable and/or paid to Seller thereunder (each, a “License Party Audit”), Seller shall, at the reasonable request of Purchaser, use commercially reasonable efforts to cause a License Party Audit to be performed promptly in accordance with the terms of the License Agreement.  In conducting a License Party Audit, subject to the terms of the License Agreement, Seller shall engage Ernst & Young LLP.  Promptly after completion of any License Party Audit (whether or not requested by Purchaser), Seller shall promptly deliver to Purchaser (i) an audit report summarizing the results of such License Party Audit, and (ii) subject to the terms of the License Agreement and [*], all royalty reports and correspondence relating to any Royalty Payment and such License Party Audit, including any correspondence relating to the performance of UCB and Seller of their respective obligations under the License Agreement generally to the extent relevant to Purchaser’s right, title and interest in and to the Purchased Interest.  If the License Party Audit results in a determination that there is a Discrepancy or a Royalty Payment has been understated, then Seller will promptly, and in any event no later than three (3) Business Days following receipt of any resulting underpayment or recovery thereof by Seller or any other XOMA Entity, remit such underpayment or recovery into the Purchaser Account in accordance with Section 6.03(c).

(b)               To the extent that either Purchaser or Seller has determined that there is a Discrepancy, then the party hereto who has made such determination may notify the other party hereto in writing of such discrepancy indicating in reasonable detail its reasons for such determination (the “Discrepancy Notice”).  In the event that either Purchaser or Seller delivers to the other party hereto a Discrepancy Notice, Purchaser and Seller shall meet within ten (10) Business Days (or such other time as mutually agreed by the parties) after the receiving party has received a Discrepancy Notice to discuss such Discrepancy and the resolution thereof.  If Purchaser and Seller determine that a payment is owing by UCB, then Seller shall use its reasonable [*] efforts to enforce its rights under the License Agreement to resolve such Discrepancy and recover in full the amount of such Discrepancy.

(c)               Purchaser and any of its representatives shall have the right, from time to time, to visit Seller’s offices and properties where Seller keeps and maintains its books and records relating or pertaining to the License Agreement and the Purchased Interest for purposes of conducting an audit of such books and records solely to the extent they relate or pertain to the Purchased Interest, and to inspect, copy and audit such books and records, during normal business hours, and, upon five (5) Business Days written notice given by Purchaser to Seller, Seller will provide Purchaser and any of Purchaser’s representatives reasonable access to such books and records and shall permit Purchaser and any of Purchaser’s representatives to discuss the business, operations, properties and financial and other condition of Seller solely as they may relate or pertain to the Purchased Interest with officers of Seller, and with its independent certified public accountants; provided, that any such representative shall be subject to an agreement regarding the confidentiality of the information arising out of such access and/or discussions that are at least as stringent as those contained herein.  Purchaser’s visits to Seller’s offices pursuant to this Section 6.05(c) shall occur not more than one time per calendar year; provided, however, that Purchaser may so visit more frequently to the extent that there has occurred an event which could reasonably be expected to result in a Material Adverse Effect, and Purchaser’s visit or visits to Seller’s offices in connection therewith are for purposes related to such event.

(d)               All costs and expenses in respect of a License Party Audit relating to or associated with the Purchased Interest and any enforcement of rights pursuant to Section 6.05(b) shall be borne by Purchaser; provided, however, that Seller shall pay Purchaser any reimbursement of such costs and expenses received by Seller from UCB pursuant to Section 4.3 of the License Agreement promptly, and in any event no later than three (3) Business Days following receipt thereof.  All costs and expenses in respect of an audit of Seller’s books and records pursuant to Section 6.05(c) shall be borne by Purchaser.

Section 6.06	Notice

In addition to, and not in limitation of, the other provisions of this Agreement, Seller, Seller Parent or XOMA (as applicable) shall provide Purchaser with written notice as promptly as practicable (and in any event within five (5) Business Days) after becoming aware of any of the following:

(a)               the occurrence of a Bankruptcy Event;

(b)               any material breach or default by Seller, Seller Parent or XOMA of any covenant, agreement or other provision of this Agreement or any other Transaction Document (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein);

(c)               any representation or warranty made by Seller, Seller Parent or XOMA in any of the Transaction Documents or in any certificate delivered to Purchaser pursuant hereto or thereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein, except in the second instance in the penultimate sentence of, and in the ultimate sentence of, Section 5.05(d)); or

(d)               the occurrence of any change, effect, event, occurrence, state of facts,  development or condition that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 6.07	Reports and Other Deliverables

XOMA shall, and shall cause its Affiliates (other than Seller) to, and Seller Parent shall, and shall cause Seller to, promptly (and in any event within five (5) Business Days of receipt thereof) provide to Purchaser copies of all Information and other statements, reports, audits, documents, notices, certificates and other written correspondence that any XOMA Entity or their respective Affiliates or its or their respective representatives receive or deliver to any Person pursuant to the Transaction Documents which contain material information regarding the Purchased Interest or any monetary payment on account thereof or the Additional Collateral (or any portion thereof).

Section 6.08	No Subsidiaries

Seller shall not form or otherwise permit the establishment of any Subsidiaries from and after the Effective Date.

ARTICLE VII
Termination

Section 7.01	Termination Date

This Agreement shall terminate on the date upon which the later of the following occurs:  (a) the payment to Purchaser of the Royalty Payment and all other monetary payments on account of the Purchased Interest in full pursuant to the terms of this Agreement and (b) the termination of the License Agreement as permitted by this Agreement.

Section 7.02	Effect of Termination

In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall become void and of no further force and effect, except for (i) those rights and obligations that have accrued prior to the date of such termination or relate to any period prior thereto, including the payment in accordance with the terms hereof of the Royalty Payment or other monetary payment on account of the Purchased Interest in full earned prior the date of such termination, and (ii) the right to payment of the Royalty Payment or other monetary payment on account of the Purchased Interest in full payable by UCB under the License Agreement.  Notwithstanding the foregoing, Article I, Article VII, Article VIII, Section 6.01, Section 6.02 and Section 5.05(i) (with respect to the Royalty Payment or other monetary payment on account of the Purchased Interest if earned or payable under the License Agreement, or otherwise attributable to any event or occurring, prior to the date of such termination) and Section 6.03 (with respect to the Royalty Payment or other monetary payment on account of the Purchased Interest if earned or payable under the License Agreement, or otherwise attributable to any event or occurring, prior to the date of such termination) and Section 6.04 (with respect to the Royalty Payment or other monetary payment on account of the Purchased Interest if earned or payable under the License Agreement, or otherwise attributable to any event or occurring, prior to the date of such termination) shall survive such termination and there shall be no liability on the part of any party hereto, any of its Affiliates or controlling Persons or any of their respective officers, directors, equityholders, debtholders, members, partners, controlling Persons, managers, agents or employees, other than as provided for in this Section 7.02.  Nothing contained in this Section 7.02 shall relieve any party hereto from liability for any breach of this Agreement that occurs prior to such termination.

ARTICLE VIII
MISCELLANEOUS

Section 8.01	Survival

All representations and warranties made herein and in any other Transaction Document or any certificates delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall continue to survive until two (2) years following the termination of this Agreement; provided, however, that the representations and warranties contained in Section 3.14 shall survive until sixty (60) days after the expiration of the applicable statute of limitations (or waivers or extensions thereof); provided, further, that the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.04, 3.08, 3.09, 4.01, 4.02, 4.03, 4.05, 4.06, 5.01, 5.02, 5.03 and 5.04 shall survive indefinitely.  The obligations of (a) Seller and XOMA to indemnify and hold harmless any Purchaser Indemnified Party under Section 8.05(a) and (b), respectively, and (b) Purchaser to indemnify and hold harmless any Seller Indemnified Party under Section 8.05(c), in each case, shall terminate (i) when the applicable representation or warranty terminates pursuant to this Section 8.01, with respect to claims made pursuant to Section 8.05(a)(i), Section 8.05(b)(i) and Section 8.05(c)(i), as applicable, and (ii) sixty (60) days after the expiration of the applicable statute of limitations (or waivers or extensions thereof), with respect to claims made pursuant to Section 8.05(a)(ii),  Section 8.05(a)(iii), Section 8.05(a)(iv), Section 8.05(b)(ii), Section 8.05(c)(ii) and Section 8.05(c)(iii); provided, however, that, in each case, such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which a Purchaser Indemnified Party or a Seller Indemnified Party shall have, before the expiration of the applicable period, previously notified the indemnifying party pursuant to Section 8.05.

Section 8.02	Specific Performance

Each of the parties hereto acknowledges that the other party hereto may have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents.  In such event, each of the parties hereto agrees that the other party hereto shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

Section 8.03	Notices

All notices, consents, waivers and communications hereunder given by any party hereto to the other party hereto shall be in writing, signed by the party hereto giving such notice and be deemed to have been duly given when (i) delivered by hand, (ii) sent by facsimile (with written confirmation of receipt) if sent during regular business hours on a Business Day (and, if not, then on the next succeeding Business Day), provided, however, that a copy is mailed by registered mail, return receipt requested, (iii) received by the addressee, if sent by nationally recognized delivery service (receipt requested), or (iv) sent by email if sent during regular business hours on a Business Day (and, if not, then on the next succeeding Business Day), provided, however, that a copy is mailed by registered mail, return receipt requested (provided, however, that delivery will not be deemed effective unless the addressee provides written confirmation of receipt by facsimile or return email (automatic email responses do not constitute confirmation)), in each case, to the applicable addresses, facsimile numbers and/or email addresses set forth below:

If to Purchaser to:

[*]

with a copy (which shall not constitute notice) to:

[*]

If to Seller to:

XOMA CDRA LLC
2910 Seventh Street
Berkeley, CA  94710
Attention:  Christopher J. Margolin
Facsimile:  (510) 649-7571
Email:  margolin@xoma.com

If to XOMA or Seller Parent:

XOMA Ltd.
2910 Seventh Street
Berkeley, CA  94710
Attention:  Christopher J. Margolin
Facsimile:  (510) 649-7571
Email:  margolin@xoma.com

with a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY  10005
Attention:  Geoffrey E. Liebmann
Facsimile:  (212) 378-2295
Email:  gliebmann@cahill.com

or to such other address or addresses, facsimile number or numbers or email address or addresses as Purchaser or Seller may from time to time designate by notice as provided herein, except that notices of such changes shall be effective only upon receipt.

Section 8.04	Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Seller shall not be entitled to assign, directly or indirectly, any of its obligations and rights under any of the Transaction Documents, including by operation of law or otherwise, without the prior written consent of Purchaser.  Purchaser may assign any of its obligations and rights hereunder, without restriction and without the consent of Seller.  Purchaser shall give notice of any such assignment to Seller after the occurrence thereof.  Seller shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents or take any other action in connection with any such assignment by Purchaser.

Section 8.05	Indemnification

(a)               Seller hereby agrees to indemnify and hold harmless each of Purchaser and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling Persons (each, a “Purchaser Indemnified Party”) from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses incurred or suffered by such Purchaser Indemnified Party arising out of:

(i)             any representation, warranty or certification made by Seller in this Agreement or any of the other Transaction Documents or certificates given by Seller in writing pursuant hereto or thereto which is untrue, inaccurate or incomplete in any material respect (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein);

(ii)            any material breach of or default under any covenant or agreement by Seller pursuant to any Transaction Document (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein);

(iii)           any Excluded Liabilities and Obligations; or

(iv)           any fees, expenses, costs, liabilities or other amounts incurred or owed by Seller to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement.

Any amounts due to any Purchaser Indemnified Party hereunder shall be payable by Seller to such Purchaser Indemnified Party promptly upon demand.

(b)               XOMA agrees to indemnify and hold harmless each Purchaser Indemnified Party from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses incurred or suffered by such Purchaser Indemnified Party arising out of:

(i)             any representation, warranty or certification made by XOMA or Seller Parent in this Agreement or any of the other Transaction Documents which is untrue, inaccurate or incomplete in any material respect made (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein, except in the second instance in the penultimate sentence of, and in the ultimate sentence of, Section 5.05(d)); or

(ii)            any breach of or default under any covenant or agreement by XOMA or Seller Parent pursuant to any Transaction Document (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein).

Any amounts due to any Purchaser Indemnified Party hereunder shall be payable by XOMA to such Purchaser Indemnified Party promptly upon demand.

(c)               Purchaser agrees to indemnify and hold harmless each of Seller and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling Persons (each, a “Seller Indemnified Party”) from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses incurred or suffered by such Seller Indemnified Party arising out of:

(i)             any representation, warranty or certification made by Purchaser in this Agreement or any of the other Transaction Documents or certificates given by Purchaser in writing pursuant hereto or thereto which is untrue, inaccurate or incomplete in any material respect (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein);

(ii)            any breach of or default under any covenant or agreement by Purchaser pursuant to any Transaction Document (determined in all cases as if the terms “material” or “Material Adverse Effect” were not included therein); or

(iii)           any fees, expenses, costs, liabilities or other amounts incurred or owed by Purchaser to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement.

Any amounts due to any Seller Indemnified Party hereunder shall be payable by Purchaser to such Seller Indemnified Party upon demand.

(d)               In the event that (i) any claim, demand, action or proceeding (including any investigation by any Governmental Authority), including any Third Party Claim against Purchaser arising out of or relating to (1) UCB’s or any Person’s deriving rights through UCB’s possession, manufacture, use, sale or other disposition of the Licensed Product, whether based on breach of warranty, negligence, product liability or otherwise, or (2) the exercise of any right granted to UCB pursuant to the License Agreement, shall be brought or alleged by any Person not a party to this Agreement against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs (each, a “Third Party Claim”) or (ii) any indemnified party under this Agreement shall have a claim to be indemnified pursuant to the preceding paragraphs which does not involve a Third Party Claim, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, however, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8.05 unless, and only to the extent that, such omission actually and materially prejudiced the indemnifying party or results in the forfeiture of material substantive rights or defenses by the indemnifying party.  In case any Third Party Claim is brought against an indemnified party, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to notify the indemnified party promptly (but no later than ten (10) Business Days of receipt of notice thereof) that it elects to assume the defense thereof, with counsel, contractors and consultants of recognized standing and competence and reasonably satisfactory to such indemnified party, and, after such notice of its election to assume the defense, the indemnifying party will not be liable to such indemnified party under this Section 8.05 for any legal or other expenses (except as provided in the next sentence) subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (y) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (z) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate or ineffective due to actual or potential conflicts of interests between them in the reasonable determination of the indemnified party based on the advice of outside legal counsel.  The parties agree that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties.  The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Losses by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any pending or threatened Third Party Claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (X) such settlement, compromise or discharge, as the case may be, (A) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (C) does not impose any continuing obligation, injunctions or restrictions on any indemnified party, encumber any of the assets of any indemnified party or otherwise adversely affect any indemnified party potentially affected by such claim or proceeding and (Y) the indemnifying party pays or causes to be paid all amounts arising out of such settlement, compromise or discharge concurrently with its effectiveness.

(e)               Except in the case of fraud or intentional breach, the indemnification afforded by this Section 8.05 shall be the sole and exclusive remedy for any and all Losses sustained or incurred by a party hereto in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party hereto in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party hereto pursuant to any Transaction Document.  Notwithstanding anything in this Agreement to the contrary, (i) in the event of any breach or failure in performance of any covenant or agreement contained in any Transaction Document, the breaching party agrees that the non-breaching party shall be entitled to specific performance, injunctive or other equitable relief pursuant to Section 8.02, and (ii) in no event shall Losses include consequential damages of the indemnified party, other than the payment of the Royalty Payments.  For clarity, neither party hereto shall have any right to terminate this Agreement or any other Transaction Document as a result of any breach by the other party hereto hereof or thereof, but instead shall have the rights set forth in this Section 8.05 and Section 8.02.

Section 8.06	Independent Nature of Relationship

(a)               The relationship between the XOMA Entities party hereto and Purchaser is solely that of seller and purchaser, and neither any such XOMA Entity nor Purchaser has any fiduciary or other special relationship with the other or any of the other’s Affiliates.  Nothing contained herein or in any other Transaction Document shall be deemed to constitute any such XOMA Entity and Purchaser as a partnership, an association, a joint venture or other kind of entity or legal form.

(b)               No officer or employee of Purchaser will be located at the premises of XOMA or any of its Affiliates.

(c)               Neither XOMA (nor any of its Affiliates other than Seller) nor Seller Parent nor Seller shall at any time obligate Purchaser, or impose on Purchaser any obligation, in any manner or with respect to any Person not a party hereto.

Section 8.07	Tax

(a)               The parties hereto shall treat the transactions contemplated by this Agreement as a sale or exchange of the Purchased Interest for Tax purposes and agree not to take any position which is inconsistent with such treatment on any Tax return or in any audit or other administrative or judicial Tax proceeding.  If there is an inquiry by any Governmental Authority of Seller or Purchaser related to this treatment, the parties hereto shall cooperate with each other in responding to such inquiry in a reasonable manner which will be consistent with this Section 8.07(a).

(b)               Each of XOMA and Seller Parent shall, and Seller Parent shall cause Seller to, notify Purchaser immediately following any notification by UCB to XOMA or any of its Affiliates (including Seller) that UCB is about to withhold any Tax from any Royalty Payment paid or payable by UCB under the License Agreement.  Seller, upon the request of Purchaser, shall reasonably cooperate with Purchaser and use its reasonable [*] efforts to make such filings and take such other actions as may be specified by Purchaser in order to allow an exemption or reduction from withholding Tax imposed or to be imposed on any such Royalty Payment.

(c)               All payments made from any XOMA Entity, including Seller, to Purchaser and all payments made from Purchaser to Seller, including the Closing Payment, in each case pursuant to this Agreement, will be made free of any withholding Taxes, provided that the recipient of any payment provides the payer of such payment a properly executed IRS Form W-9 or applicable IRS Form W-8, as the case may be.

(d)               For the avoidance of doubt, it is understood and agreed that none of XOMA, Seller or any of their respective Affiliates make any representation or warranty in this Agreement regarding any obligation or position of UCB with respect to withholding taxes, nor shall XOMA, Seller and or any of their respective Affiliates shall be liable to Purchaser or any of its Affiliates in the event of any withholding by UCB.

Section 8.08	Entire Agreement

This Agreement, together with the Schedules and Exhibits hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Schedule, Exhibits or other Transaction Documents) has been made or relied upon by either party hereto.  Neither this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.09	Governing Law

(a)               This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(b)               Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)               Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 8.09(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.03.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 8.10	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

Section 8.11	Severability

If one or more provisions of this Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect and be enforceable in accordance with its terms.  Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 8.12	Counterparts; Effectiveness

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

Section 8.13	Amendments; No Waivers

(a)               Neither this Agreement nor any term or provision hereof may be amended, supplemented, altered, changed or modified except with the written consent of Purchaser and Seller.  No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party hereto against whom such waiver is sought to be enforced.

(b)               No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.14	Interpretation

(a)               Except as otherwise provided or unless the context otherwise requires, whenever used in this Agreement, (i) any noun or pronoun shall be deemed to include the plural and the singular, (ii) the use of masculine pronouns shall include the feminine and neuter, (iii) the terms “include” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “or” shall be inclusive and not exclusive, (v) all references to Sections refer to the Sections of this Agreement, all references to Schedule refer to the Schedule attached hereto or delivered with this Agreement, as appropriate, and all references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes, and (vi) each reference to “herein” means a reference to “in this Agreement”.

(b)               The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party hereto caused such provisions to be drafted.  Each of the parties hereto acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

(c)               Unless expressly provided otherwise, the measure of a period of one month or one year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided, however, that, if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date.  For example, one month following February 18th is March 18th, and one month following March 31 is May 1.

(d)               The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SELLER:

XOMA CDRA LLC

By:	_
Name:
Title:

SELLER PARENT:

XOMA (US) LLC., solely for the purposes of Section 3.11(d), (i) and (k), Section 6.01(a), Section 6.02, Section 6.03, Section 6.04(a), (d) and (g), Section 6.06, Section 6.07, Article V, Article VII, and Article VIII.

By:	_
Name:
Title:

PURCHASER:

[*]

By:	_
Name:
Title:

XOMA:

XOMA LTD., solely for the purposes of Article V, Article VII, Article VIII, Section 6.01(a), Section 6.02, Section 6.03 and Section 6.04(a), (d) and (g), Section 6.06 and Section 6.07.

By:	_
Name:
Title:

Schedule 3.06

LITIGATION

1.  Mathilda and Terence Kennedy Institute of Rheumatology Trust (the “Trust”) v. UCB Inc., No. 10-cv-00650 (D. Del.).  In this action filed on August 3, 2010 the Trust charged UCB with infringing U.S. Patent No. 6,270,766 by promoting the use of CIMZIA® with methotrexate, claiming damages and royalties.

2.  On February 25, 2009, the U.S. Patent and Trademark Office (“PTO”) declared an interference proceeding between certain claims of PDL Biopharma Inc.’s (“PDL”) Queen et al., U.S. Patent No. 5,585,3089 (the “‘089 Patent”) and certain pending claims of Adair et al., U.S. Application No. 08/846,658 (the “‘658 Application”) and, on November 23, 2009, the PTO declared an interference proceeding between certain claims of PDL’s Queen et al., U.S. Patent No. 6,180,370 (the “‘370 Patent” and together with the ‘089 Patent, the “Patents”) and certain pending claims of Adair et al., U.S. Application No. 10/938,117 (the “‘117 Application”) under 35 U.S.C. 135(a). UCB Pharma S.A. (“UCB”) is the assignee of the ‘117 Application and the ‘658 Application.  [*]  A hearing was held on January 29, 2010 regarding the first phase of the interference, which relates to substantive motions except those for priority of invention.

Schedule 3.06-11

  Schedule 3.13

SELLER’S ADDRESS AND IDENTIFICATION NUMBER

Address:	2910 Seventh Street
Berkeley, CA  94710

Delaware organizational identification number:  4858595

  Schedule 3.13-1

Schedule 5.05(a)

LIENS ON PATENT RIGHTS

XOMA and its Affiliates have granted non-exclusive licenses to the Patent Rights (as such term is defined in the License Agreement without regard to whether such rights relate to CIMZIA®) to the following companies, [*]

Schedule 5.05(a)-1

Schedule 5.05(b)

XOMA PATENT RIGHTS – BACTERIAL EXPRESSION

A. Title:	Modular Assembly of Antibody Genes, Antibodies Prepared Thereby and Use

Inventors:	Robinson, Liu, Horwitz, Wall, Better

Based on PCT/US88/02514, which corresponds to U.S. Application No. 07/077,528, which is a continuation-in-part PCT/US86/02269 (abandoned), which is a continuation-in-part of U.S. Application No. 06/793,980 (abandoned).

COUNTRY	APPLICATION NO.	PATENT NO.	[*]
Canada	572,398	CA 1,341,235	[*]

Based on U.S. Application No. 07/501,092 filed March 29, 1990, which is a continuation-in-part of U.S. Application No. 07/077,528 (Modular Assembly of Antibody Genes, Antibodies Prepared Thereby and Use; Robinson, Liu, Horwitz, Wall, Better) and of U.S. Application No. 07/142,039 (Novel Plasmid Vector with Pectate Lyase Signal Sequence; Lei, Wilcox).

COUNTRY	APPLICATION NO.	PATENT NO.	[*]
United States	08/235,225	US 5,618,920	[*]
United States	08/299,085	US 5,595,898	[*]
United States	08/450,731	US 5,693,493	[*]
United States	08/466,203	US 5,698,417	[*]
United States	08/467,140	US 5,698,435	[*]
United States	08/472,691	US 6,204,023	[*]

B. Title:	Novel Plasmid Vector with Pectate Lyase Signal Sequence

Inventors:	Lei, Wilcox

Based on U.S. Application  No. 07/142,039 filed January 11, 1988 and PCT/US89/00077

COUNTRY	APPLICATION NO.	PATENT NO.	[*]
Canada	587,885	CA 1,338,807	[*]
United States	08/472,696	US 5,846,818	[*]
United States	08/357,234	US 5,576,195	[*]

Schedule 5.05(b)-1

Schedule 5.05(e)

DISPUTES INVOLVING PATENT RIGHTS

1.  Mathilda and Terence Kennedy Institute of Rheumatology Trust (the “Trust”) v. UCB Inc., No. 10-cv-00650 (D. Del.).  In this action filed on August 3, 2010 the Trust charged UCB with infringing U.S. Patent No. 6,270,766 by promoting the use of CIMZIA® with methotrexate, claiming damages and royalties.

2.  On February 25, 2009, the U.S. Patent and Trademark Office (“PTO”) declared an interference proceeding between certain claims of PDL Biopharma Inc.’s (“PDL”) Queen et al., U.S. Patent No. 5,585,3089 (the “‘089 Patent”) and certain pending claims of Adair et al., U.S. Application No. 08/846,658 (the “‘658 Application”) and, on November 23, 2009, the PTO declared an interference proceeding between certain claims of PDL’s Queen et al., U.S. Patent No. 6,180,370 (the “‘370 Patent” and together with the ‘089 Patent, the “Patents”) and certain pending claims of Adair et al., U.S. Application No. 10/938,117 (the “‘117 Application”) under 35 U.S.C. 135(a). UCB Pharma S.A. (“UCB”) is the assignee of the ‘117 Application and the ‘658 Application.  [*]  A hearing was held on January 29, 2010 regarding the first phase of the interference, which relates to substantive motions except those for priority of invention.

3.  XOMA Ireland has for several years been engaged in an on-going licensing program relating to the bacterial cell expression technology, for both production of antibodies and research purposes.   [*]

Schedule 5.05(b)-1

[*]

Ex. G-1